UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Maxwell Technologies, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MAXWELL TECHNOLOGIES, INC.
3888 Calle Fortunada
SAN DIEGO, CALIFORNIA 92123
April 10, 2015
To Our Stockholders:
It is my pleasure to invite you to attend the 2015 Maxwell Technologies, Inc. Annual Meeting of Stockholders (“Annual Meeting”) to be held on May 22, 2015 at 11:00 a.m., PDT, at the Courtyard by Marriott Hotel located at 8651 Spectrum Center Boulevard, San Diego, California 92123.
Details of the business to be conducted at the Annual Meeting are given in the attached Notice of the 2015 Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully.
We hope you will be able to attend the Annual Meeting to listen to a discussion of Maxwell’s business, and answer any questions you may have.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. On or about April 10, 2015, we expect to begin mailing to our stockholders an Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report and vote online.
Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, when you have finished reviewing the Proxy Statement, you are urged to promptly vote in accordance with the instructions set forth on the Proxy Card you received. This will ensure your proper representation at the Annual Meeting, whether or not you can attend.
If you have any questions concerning the Annual Meeting or the proposals being voted on, please contact our Investor Relations Department at (858) 503-3300.

Sincerely,
Franz Fink
Chief Executive Officer

NOTICE OF THE 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2015
To the Stockholders of
Maxwell Technologies, Inc.:
The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Maxwell Technologies, Inc., a Delaware corporation (the “Company”), will be held on May 22, 2015 at 11:00 a.m., PDT, at the Courtyard by Marriott Hotel located at 8651 Spectrum Center Boulevard, San Diego, California 92123, for the purpose of considering and voting upon the following:

•	To elect two Class I members to the Board of Directors to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	To approve an increase in the number of shares of Common Stock reserved for issuance under the 2013 Omnibus Equity Plan by 1,500,000 shares;

•	To approve, on an advisory basis, on the compensation of the Company’s named executive officers as set forth in the Executive Compensation section of this Proxy Statement; and

•	To transact such other business as may be properly brought before the Annual Meeting and any adjournment or postponement thereof.
The foregoing business items are more fully described on the following pages, which are made part of this notice.

WHO MAY VOTE:
The Board of Directors has fixed the close of business on March 23, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,
Kevin S. Royal
Secretary

April 10, 2015
San Diego, California
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE AS SOON AS POSSIBLE. IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO VOTE VIA THE INTERNET. FOR FURTHER DETAILS, SEE “QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE ANNUAL MEETING”.

MAXWELL TECHNOLOGIES, INC.
3888 Calle Fortunada
SAN DIEGO, CALIFORNIA 92123
(858) 503-3300
PROXY STATEMENT
FOR MAXWELL TECHNOLOGIES
2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2015
INTERNET AVAILABILITY OF PROXY MATERIALS
Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about April 10, 2015, we will mail to our stockholders an Important Notice Regarding Availability of Proxy Materials (“Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report. The Notice also instructs you on how to access your Proxy Card to vote through the Internet or by telephone.
This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE ANNUAL MEETING

Question: Why am I receiving these materials?

Answer:
Our Board of Directors has made these materials available to you on the Internet or, upon your request will deliver printed versions of these materials to you by mail, in connection with its solicitation of proxies for use at our Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting, and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Question:	Why am I being asked to review materials on-line?

Answer:
Under rules adopted by the SEC, we are now furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. We anticipate that the Notice will be mailed to stockholders on or about April 10, 2015.

Question:	How can I electronically access the proxy materials?

Answer:	The Notice provides you with instructions on how to view our proxy materials on the Internet.

Question:	How can I obtain a full set of proxy materials?

Answer:	The Notice provides you with instructions on how to request printed copies of the proxy materials. You may request printed copies until one year after the date of the Annual Meeting.

Question:	What information is contained in this Proxy Statement?

Answer:	The information contained in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process and certain other required information.

Question:	Who is soliciting my vote pursuant to this Proxy Statement?

Answer:	Our Board of Directors is soliciting your vote.

Question:	Who will bear the cost of soliciting votes for the Annual Meeting?

Answer:
We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Maxwell may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Question:	Who is entitled to vote?

Answer:	Stockholders of record of our common stock on the close of business on March 23, 2015 are entitled to vote at the Annual Meeting.

Question:	What am I voting on?

Answer:	You are voting on proposals:

•	To elect two Class I members to the Board of Directors.

•	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

•	To approve an increase in the number of shares of Common Stock reserved for issuance under the 2013 Omnibus Equity Plan by 1,500,000 shares.

•	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

•	To transact such other business as may be properly brought before the Annual Meeting and any adjournment or postponement thereof.

Question:	How does the Board of Directors recommend that I vote?

Answer:	The Board of Directors recommends a vote:

•	“FOR ALL” for the election of two Class I directors.

•	“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

•	"FOR" the approval of an increase in the number of shares of Common Stock reserved for issuance under the 2013 Omnibus Equity Plan by 1,500,000 shares.

•	“FOR” the approval of the compensation of the Company’s named executive officers.

Question:	How may I cast my vote?

Answer:
If you are a registered holder of our common stock, meaning that your shares are registered with our transfer agent in your name, you have three options for submitting your vote before the meeting: via the Internet, by telephone or by mail. If you have Internet access, we encourage you to record your vote on the Internet. If you hold your shares in your name as a registered holder, you may also submit your vote in person at the Annual Meeting.

If your shares are held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of your shares which are held in “street name.” If you hold your shares in street name, you received the Notice or the proxy materials from your brokerage firm, bank, dealer, or other similar organization rather than from Maxwell. The organization holding your shares is considered the stockholder of record for your shares for the purpose of voting at the Annual Meeting. However, as the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you hold your shares in street name, follow the instructions on the Notice, proxy card or voting instruction form you should have received from your brokerage firm or similar organization in order to vote your shares. If you intend to vote your shares in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares and bring the legal proxy with you to the Annual Meeting.
If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under NYSE rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. In addition, the advisory vote on the compensation of the Company’s named executive officers is “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name in the absence of instructions from you.

Question:	May I cast my vote in person?

Answer:
Yes. If you are the registered holder of the shares, you can vote in person by coming to the Annual Meeting. However, if you hold your shares in street name or you are a representative of an institutional stockholder, you must bring a legal proxy from the organization that is the registered holder of the shares authorizing you to vote the shares you intend to vote at the Annual Meeting.

Question:	May I cast my vote over the Internet, by telephone or by mail?

Answer:	Voting Alternatives:

•	over the Internet at www.proxyvote.com, by following the instructions for Internet voting on the Notice or Proxy Card mailed to you;

•	by phone, by dialing 1-800-690-6903 and following the instructions for voting by phone on the Notice or Proxy Card mailed to you;

•	by requesting, completing and mailing in a paper proxy card, as outlined in the Notice.
If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you are considered a stockholder of record with respect to those shares and the Notice has been sent directly to you by our transfer agent. Please carefully consider the information contained in the Proxy Statement and, whether or not you plan to attend the meeting, vote by one of the above methods so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the Annual Meeting.
If like most stockholders of the Company, you hold your shares in street name through a brokerage firm, bank or other similar organization rather than directly in your own name, you are considered the beneficial owner of shares, and the Notice is being provided to you by such organization. Please carefully consider the information contained in the Proxy Statement and, whether or not you plan to attend the meeting, vote by one of the above methods so that we can be assured of having a quorum present at the Annual Meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the Annual Meeting.
We encourage you to vote via the Internet. If you attend the meeting, you may also submit your vote in person and any votes that you previously submitted—whether via the Internet, by phone or by mail—will be superseded by the vote that you cast at the meeting. Whether your proxy is submitted by the Internet, by phone or by mail, if it is properly completed and submitted and if you do not revoke it prior to the meeting, your shares will be voted at the meeting in the manner set forth in this Proxy Statement or as otherwise specified by you. To vote at the meeting, those who hold shares in street name will need to contact the brokerage firm, bank or other similar organization that holds their shares to obtain a legal proxy to bring to the meeting.

Question:	May I revoke or change my vote?

Answer:
Yes. You may revoke your proxy at any time until it is voted. You may also revoke your proxy by voting in person at the Annual Meeting. If you hold shares in street name, you must contact your brokerage firm or bank to change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the meeting.

Question:	Do I have to do anything if I plan to attend the Annual Meeting in person?

Answer:	No, we believe physical space at the Annual Meeting location will be sufficient to accommodate our normal attendance of this event.

Question:	Who will count the votes?

Answer:
The Company has hired a third party, Broadridge Financial Solutions, Inc., to tabulate votes cast by proxy and an inspector of elections will be present at the Annual Meeting to tabulate the final vote results.

Question:	What happens if the Annual Meeting is adjourned or postponed?

Answer:	Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Question:	How are votes counted?

Answer:
With regard to the election of directors, the two nominees who receive the greatest number of “FOR” votes will be elected to the Board. Stockholders are not entitled to cumulate votes. Votes against a candidate, votes withheld and abstentions have no legal effect in the election of directors. For the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2015, the approval of an increase in the number of shares of Common Stock reserved for issuance under the 2013 Omnibus Equity Plan, the approval of the compensation of our named executive officers, and the approval of any other matters properly presented at the Annual Meeting, the matter must be approved by the affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting. However, the vote for the approval of the compensation of our named executive officers is advisory and non-binding in nature and cannot overrule any decisions made by the Board of Directors.

Question:	What is the deadline for voting?

Answer:
The deadline for voting by telephone or through the Internet is 11:59 p.m. Eastern Daylight Time on May 21, 2015. If you hold your shares in street name, please check the information you received from your brokerage firm, bank, dealer, or other similar organization for the voting deadline. If you plan to attend the Annual Meeting and to cast your vote in person, the polls will remain open until they are closed during the Annual Meeting on May 22, 2015. If you hold your shares in street name, you will need to bring the required paperwork in order to vote in person at the Annual Meeting. Please see the answer to the question “May I cast my vote in person?” above for more information.

Question:	How can I find the results of the Annual Meeting?

Answer:	Preliminary results will be announced at the Annual Meeting and final results will be published in a Form 8-K filed shortly after the meeting.

Question:	How can I communicate with the Board of Directors?

Answer:
Stockholders may communicate with members of the Company’s Board of Directors by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at Maxwell Technologies, Inc., c/o Corporate Secretary, 3888 Calle Fortunada, San Diego, California 92123.

GENERAL INFORMATION
The Board of Directors of Maxwell Technologies, Inc., a Delaware corporation (the “Company,” “Maxwell,” “we” or “us”), is soliciting the enclosed proxy for use at the 2015 Annual Meeting of Stockholders to be held on May 22, 2015 at 11:00 a.m., PDT, at the Courtyard by Marriott Hotel located at 8651 Spectrum Center Boulevard, San Diego, California 92123, and any adjournment or postponement thereof. This Proxy Statement was first made available on or about April 10, 2015 to the stockholders. Any proxy given may be revoked at any time prior to the exercise of the powers conferred by it by filing with the Secretary of the Company a written notice signed by the stockholder revoking such proxy or a duly executed proxy bearing a later date. In addition, the powers conferred by such proxy may be suspended if the person executing the proxy is present at the Annual Meeting and elects to vote in person. All shares represented by each properly executed and unrevoked proxy received in time for the Annual Meeting will be voted (unless otherwise indicated thereon) in the manner specified therein at the Annual Meeting and any adjournment or postponement thereof.
The Company’s Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, is available over the Internet or, if requested per the instructions in the Notice, will be mailed to stockholders along with this Proxy Statement. The Annual Report on Form 10-K contains, among other things, financial information regarding the Company and a discussion of business developments during the fiscal year ended December 31, 2014. It is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is being made.
VOTING RIGHTS
The close of business on March 23, 2015 (the “Record Date”) has been fixed by the Board as the Record Date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. As of the Record Date, the Company had 29,930,141 shares of common stock outstanding and entitled to vote. Each holder of record of common stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.
The holders of record of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Under Delaware law, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the NYSE on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under NYSE rules, any election of a member of the Board of Directors, whether contested or uncontested, and the advisory vote on the compensation of our named executive officers are each considered “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name for the election of directors or the approval of the compensation of our named executive officers in the absence of instructions from you.
With regard to the election of directors, the two nominees who receive the greatest number of “FOR” votes will be elected to the Board. Stockholders are not entitled to cumulate votes. Therefore, votes against a candidate, votes withheld and abstentions will have no legal effect in the election of directors. For matters other than the election of directors, the matter must be approved by the affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting. However, the vote for the approval of the compensation of our named executive officers is advisory and non-binding in nature and cannot overrule any decisions made by the Board of Directors. Under Delaware law, abstentions are counted as votes cast, and therefore have the same effect as votes against a matter. Broker non-votes, on the other hand, are not considered to be votes cast and have no effect on the outcome of the matter.
All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our 2016 Annual Meeting of Stockholders must be received by us no later than November 28, 2015. If a stockholder fails to give notice by this date, then the persons named as proxies by the Board for the 2016 Annual Meeting may exercise discretionary voting power regarding any such proposal. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. Under our Bylaws, a stockholder who wishes to make a proposal at the 2016 Annual Meeting without including the proposal in our proxy statement and form of proxy relating to that meeting should submit such proposal to the Company’s Secretary at least 60 days prior to the date of the meeting.
PROPOSAL 1
ELECTION OF DIRECTORS
The Board is divided into three classes, with the terms of office of each class ending in successive years. The term of the directors currently serving in Class I expires on the date of the Annual Meeting. The directors in Class II and Class III will continue in office until their terms expire at the 2016 and 2017 Annual Meeting of Stockholders, respectively. The directors elected in Class I at the Annual Meeting will hold office until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
Holders of common stock are entitled to cast one vote for each share held for each of the two nominees for director in Class I. The two nominees receiving the greatest number of “FOR” votes will be elected directors of the Company in Class I. It is intended that the shares represented by the enclosed proxy will be voted, unless otherwise instructed, for the election of the nominees named below. Broker non-votes will have no effect. While the Company has no reason to believe that any of the nominees will be unable to stand for election as a director, it is intended that if such an event should occur, such shares will be voted for such substitute nominee as may be selected by the Board.
No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director. No nominee has any family relationship with any other nominee or with any of the Company’s executive officers or directors.
Set forth below is information with respect to nominees for director and other directors of the Company who will continue in office for terms extending beyond the Annual Meeting, including their recent employment or principal occupation, a summary of their specific experience, qualifications, attributes or skills within the past five years that led to the conclusion that they are qualified to serve as a director, their period of service as a Company director and their age. The nominees for director were nominated by non-management directors of the Company.

NOMINEES FOR ELECTION AS DIRECTORS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
Franz Fink, 53 (Class I)
Dr. Fink joined Maxwell as President and Chief Executive Officer effective as of May 1, 2014. Immediately prior to joining Maxwell, Dr. Fink was an independent business consultant, assisting companies in the industrial and automotive markets with business optimization and growth initiatives. From 2006 to 2012, Dr. Fink served as president and chief executive officer of Gennum Corp., a leading supplier of high-speed analog and mixed-signal semiconductors for the optical communications, networking, and video broadcast markets that was listed on the Toronto Stock Exchange before being acquired by Semtech Corp. in March 2012. From 2003 to 2006, Dr. Fink was senior vice president and general manager of the Wireless and Mobile Systems Group of Austin, Texas-based Freescale Semiconductor, Inc. From 1991 through 2003, Dr. Fink held a series of senior management positions in the Semiconductor Products Sector of Motorola Corp. in Germany, the United Kingdom and the United States. Dr. Fink holds a doctorate in natural sciences from the department of computer-aided design and a master’s degree in computer science and electrical engineering from the Technical University of Munich, Germany.

Individual experience: Dr. Fink is a seasoned technology executive with an established track record of bringing innovative products to the automotive, telecommunications and other global markets Further, his broad experience in international business operations in addition to his advanced technical education background make him qualified to serve as a director.

Roger Howsmon, 70 (Class I)
Mr. Howsmon was appointed a Class I director in May 2008. He serves on the Governance and Nominating Committee. Since April 2013, Mr. Howsmon has been the chief operating officer of Wheatridge Manufacturing, a company specializing in the engineering, design and manufacturing of cabover trucks. From 2010 to 2013, Mr. Howsmon was the senior advisor to the president and chief executive officer of Blue Bird Corporation, one of the world's leading bus manufacturers, which is privately held by Cerberus Capital Management. From 2007 to 2010, he served as the senior vice president and chief marketing officer of Blue Bird Corporation. Prior to this, Mr. Howsmon, as executive vice president, led the manufactured housing group of Fleetwood Enterprises, and before that, was chairperson and chief executive officer of Global Promo Group, an international marketer of promotional products. Earlier in his career, he held a series of senior management positions in the diesel engine industry, as vice president for North American distribution for Cummins Engine Company and president of Perkins Engines, and then five years as general manager of Peterbilt Motors, a leading manufacturer of medium and heavy duty trucks. He currently serves as a director of Aura Systems, Inc., a manufacturer of mobile power solutions as well as serving on the boards of two privately held companies.

Individual experience: Mr. Howsmon's extensive experience as a senior executive of numerous companies and his broad-based international and domestic background in the areas of sales, marketing, manufacturing and distribution make him further qualified to serve as a director.

Vote Required for Approval and Recommendation of the Board
With regard to the election of directors, the two nominees who receive the greatest number of “FOR” votes will be elected to the Board. Stockholders are not entitled to cumulate votes. Therefore, votes against a candidate, votes withheld and abstentions will have no legal effect in the election of directors.
The Board recommends that stockholders vote FOR ALL of the nominees identified above.

DIRECTORS CONTINUING IN OFFICE UNTIL THE
2016 ANNUAL MEETING OF STOCKHOLDERS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
Mark Rossi, 58 (Class II)
Mr. Rossi was appointed a Class II director in November 1997 and was elected Chairperson of the Board in May 2011. He also serves on the Audit Committee and the Governance and Nominating Committee and is the Chairperson of the Compensation Committee. Mr. Rossi is a senior managing director of Cornerstone Equity Investors, LLC, one of the most experienced private equity firms in the United States. Prior to the formation of Cornerstone Equity Investors in 1996, Mr. Rossi was president of Prudential Equity Investors, Inc. Mr. Rossi's industry focus is on technology companies. He is also a member of the board of directors of Cardtronics, Inc., a public company which is the world's largest non-bank ATM operator, and is a board member of a number of private companies.

Individual experience: Mr. Rossi has experience in previous roles of chairman of the board of two other public companies, as well as having served as a member of the board of directors of several other public and private companies. Further, Mr. Rossi brings a breadth of equity experience across a wide range of industries. He has a successful record of managing equity investments in his current position with Cornerstone Equity Investors, LLC, along with extensive transactional expertise including: mergers and acquisitions, IPOs, debt and equity offerings and bank financing, all of which make him further qualified to serve as a director.

Burkhard Goeschel, 69 (Class II)
Dr. Goeschel was appointed a Class II director in February 2007. He serves on the Governance and Nominating Committee. Since January 2013, he has been senior advisor with Roland Berger Strategy Consultants, a leading global strategy consultancy. From 2007 through 2012, he was chief technology officer of MAGNA International, a leading global supplier of technologically advanced automotive systems, components and complete modules. From 2000 until his retirement in 2006, he was a member of the six-person management board of BMW Group, with overall responsibility for research, development and purchasing. Before beginning his career with BMW in 1978, he spent two years as a group leader for engine product development with Daimler Benz. He is an honorary professor of the Technical University in Graz, Austria, holds an honorary doctorate from the Technical University of Munich and is senator and a member of the university's management board and a trustee of its Institute for Advanced Studies. Further, he is honorary president of the German Research Association for Internal Combustion Engines, is a member of the Council for Technical Sciences of the Union of German Academies of Sciences and Humanities and was general chairperson of the Society of Automotive Engineers 2006 World Congress. In January 2013, Dr. Goeschel was honored by the State of Austria with the Great Golden Cross of the State of Austria.

Individual experience: Dr. Goeschel's global automotive industry experience, breadth of knowledge concerning the international marketplace, and prior experience at BMW Group, in addition to a strong technical background and his deep view into the strategic developments of the automotive industry from his experience as a senior advisor with Roland Berger Strategy Consultants, make him further qualified to serve as a director.

David Schlotterbeck, 68 (Class II)
Mr. Schlotterbeck was appointed as a Class II director in May 2013. He serves on the Audit Committee and the Compensation Committee. Mr. Schlotterbeck served as chief executive officer and chairman of the board of Aperio Technologies, Inc., a provider of digital pathology solutions, beginning in 2011 until its sale to Danaher Corporation in 2012. Mr. Schlotterbeck served as chief executive officer and chairman of the board of Carefusion, a global medical technology company that was spun-off from Cardinal Health, a diversified health service company, from 2009 until his retirement in 2011. Prior to the spinoff, beginning in 2008, he served as vice chairman of Cardinal Health, and, beginning in 2006, he served as chief executive officer of Cardinal Health’s Clinical and Medical Products business. He was previously president and chief executive officer of Alaris Medical Systems, Pacific Scientific Company, Vitalcom, Inc. and Nellcor, Inc. Mr. Schlotterbeck is a graduate of the General Motors Institute with a bachelor’s of science degree in electrical engineering. He also holds a master’s of science degree in electrical engineering from Purdue University. Mr. Schlotterbeck also served as a member of the board of directors of Virtual Radiologic Corporation beginning in 2008 until its sale in 2010. He currently serves as a director of the board and chairman of the compensation and CEO search committees of Juniper Networks, a leading technology company selling products and services for high-performance networks.

Individual experience: Mr. Schlotterbeck’s experience as a chief executive officer and board member of several public companies provides a history of experience in management and corporate governance leadership making him qualified to serve as a director.

DIRECTORS CONTINUING IN OFFICE UNTIL THE
2017 ANNUAL MEETING OF STOCKHOLDERS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
Robert Guyett, 78 (Class III)
Mr. Guyett was appointed a Class III director in January 2000, and served as Chairperson of the Board from May 2010 to May 2011, and also from May 2003 until May 2007. He serves on the Compensation Committee and is the Chairperson of the Audit Committee. Since 1995, he has been president and chief executive officer of Crescent Management Enterprises LLC, a consulting firm that provides financial management and investment advisory services. From 1990 to 2013, he was a director and chairperson of the audit committee of Newport Corp., a public company which is a supplier of products and systems to the semiconductor, communications, electronics, research and life science markets. Mr. Guyett formerly served as a director and treasurer of the Christopher and Dana Reeve Foundation and currently serves on the board of a privately-held company. From 1991 to 1995, he was a director and chief financial officer of Engelhard Corp and from 1987 to 1991, he was a director and chief financial officer of Fluor Corporation.

Individual experience: Mr. Guyett, with his experience in various senior leadership positions, including chief financial officer, provides the Company with broad insight into financial and operational matters. Further, Mr. Guyett's extensive experience in international operations and his demonstrated leadership on the boards of several other companies qualify him to serve on our Audit Committee, Compensation Committee and Governance, Nominating and Strategy Committee.

Yon Yoon Jorden, 60 (Class III)
Ms. Jorden was appointed a director in Class III in May 2008. She serves on the Audit Committee and is the Chairperson of the Governance and Nominating Committee. During a business career spanning more than 25 years, she served as chief financial officer of four publicly traded companies, most recently as executive vice president and chief financial officer of AdvancePCS, a $16 billion Nasdaq-listed provider of pharmacy benefits management to more than 75 million health plan participants, from 2002 to 2004. Previously she was chief financial officer of Informix, a Nasdaq-listed technology company, Oxford Health Plans, a Nasdaq-listed provider of managed health care services, and WellPoint, Inc., a NYSE-listed managed care company. Earlier in her career she was a senior auditor with Arthur Andersen & Co., where she became a certified public accountant. She joined the board of BioScrip, a Nasdaq-listed national provider of infusion and home care management solutions, in May 2014 and serves as chairperson of the audit committee and is a member of the compensation committee. She also currently serves as a director of Methodist Health System, a Texas-based hospital system. From 2004 to 2013, she served as a director and chairperson of the audit committee of Magnatek, Inc., a Nasdaq-listed manufacturer of digital power control systems. From 2008 to 2010, she served as a director and chairperson of the audit committee of U.S. Oncology, a leading oncology services company.

Individual experience: Ms. Jorden's extensive experience as chief financial officer of public companies in various industries provides her a tremendous depth of knowledge into financial, operational and Board oversight matters and the financial expertise required for our Audit Committee. In addition, Ms. Jorden's service on other boards provides her additional insight into board oversight matters. Ms. Jorden is a board leadership fellow of the National Association of Corporate Directors, demonstrating her commitment and leadership as a board member.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General Information
The Audit Committee of the Board of Directors has appointed BDO USA, LLP as our independent registered public accounting firm (or “independent auditors”) to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2015. The submission of this matter for ratification by stockholders is not legally required; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. Representatives of BDO USA, LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote.
The Board recommends that stockholders vote FOR the ratification of BDO USA, LLP as our independent auditors for the fiscal year ending December 31, 2015.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table presents fees for professional services rendered by BDO USA, LLP and the member firms of BDO, (collectively, BDO), for 2014 and 2013 (in thousands):

	2014	2013
Audit Fees	$750	$688
Audit-Related Fees	13	10
Tax Fees	5	—
All Other Fees	—	—
Total	$768	$698
Audit Fees. Audit fees include fees associated with the annual audit of the Company’s consolidated financial statements, reviews of the Company’s interim consolidated financial statements included in its Quarterly Reports on Form 10-Q and the audit of the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
Audit-Related Fees. Audit-related fees are fees for assurance and related services performed by BDO that are reasonably related to the performance of the audit or review of our consolidated financial statements. These fees consist primarily of fees for professional services for benefit plan audits.
Tax Fees. Tax fees are fees paid in 2014 for professional assistance not related to the performance of the audit. We did not engage BDO for professional services in connection with tax advice or tax planning during the fiscal year ended December 31, 2013.
All Other Fees. We did not engage BDO for any other professional services for the fiscal years ended December 31, 2014 and 2013.

Audit Committee Pre-approval Policies and Procedures
The Audit Committee pre-approves all audit and permissible non-audit services prior to commencement of services. During fiscal year 2014, all services rendered by BDO were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE (1)
The Audit Committee is composed of four independent directors and operates under a written charter adopted by the Board. The members of the Audit Committee are Messrs. Guyett, Rossi and Schlotterbeck and Ms. Jorden. The Audit Committee recommends to the Board the selection of the Company’s independent auditors.
Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm, BDO USA, LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the United States Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. The Audit Committee monitors and oversees these processes on behalf of the Board.
In this context, the Audit Committee has met and held discussions with management and BDO USA, LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements and the effectiveness of internal control over financial reporting with management and BDO USA, LLP. The Audit Committee reviewed and discussed with BDO USA, LLP our audited financial statements. We discussed with BDO USA, LLP the overall scope and plans of their audits. We met with BDO USA, LLP, with and without management present, to discuss results of its examinations, and the overall quality of the company’s financial reporting.
We have reviewed and discussed with BDO USA, LLP matters required to be discussed pursuant to the PCAOB Auditing Standard No. 16 “Communications with Audit Committees.” We have received from BDO USA, LLP the written disclosures and letter required by the applicable requirements of the PCAOB regarding BDO USA, LLP’s communications with the Audit Committee concerning independence. We have discussed with BDO USA, LLP matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with BDO USA, LLP’s independence.
Based on the Audit Committee’s discussions with management and BDO USA, LLP as well as the Audit Committee’s review of the representations of management and the report of BDO USA, LLP to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements for the year ended December 31, 2014 in the Company’s Annual Report on Form 10-K, filed with the SEC on February 12, 2015.
Submitted by the following members of the Audit Committee:
Robert Guyett (Chairperson)
Yon Yoon Jorden
Mark Rossi
David Schlotterbeck

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Maxwell under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CORPORATE GOVERNANCE
Board Meetings and Committees
The Board is composed of eight members, all of whom except Dr. Fink were determined by the Board to be independent within the meaning of the Nasdaq Global Market (“Nasdaq”) listing standards. During the fiscal year ended December 31, 2014, the Board held eight meetings and each Board member attended 75% or more of the aggregate number of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member. The Company also encourages all members of the Board to attend the Company’s Annual Meeting of Stockholders. All active members of the Board at the time of the Company’s 2014 Annual Meeting of Stockholders were in attendance.
Stockholders may communicate with members of the Company’s Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at Maxwell Technologies, Inc., c/o Corporate Secretary, 3888 Calle Fortunada, San Diego, California 92123.
The Board also has established an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. The following table sets forth the non-employee members of our Board and the committees of which each director is a member.

Name of Director	Audit	Compensation	Governance
Non-Employee Directors:
Robert Guyett	X*	X
Mark Rossi	X	X*	X
Burkhard Goeschel, Ph.D.			X
Roger Howsmon			X
Yon Yoon Jorden	X	X	X*
David Schlotterbeck	X	X
José L. Cortes			X

X = Committee member; * = Chair

Audit Committee
The Audit Committee oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. For example, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new auditors to perform any proposed non-permissible audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in the Annual Report; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statement reviews. The Audit Committee held nine meetings during the fiscal year ended December 31, 2014.
All members of the Company’s Audit Committee are independent (as independence is defined in Nasdaq listing standards). Mr. Guyett and Ms. Jorden have been designated by the Board as the Audit Committee’s financial experts. The Audit Committee has adopted a written Audit Committee Charter available at the Company’s website at investors.maxwell.com. Our website address is included throughout this proxy statement for reference only. The information contained on our website is not incorporated by reference into this proxy statement.
Compensation Committee
The Compensation Committee approves the salaries and incentive compensation of employees and the compensation of directors, oversees the administration of the Company’s equity compensation plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee held eight meetings during the fiscal year ended December 31, 2014. All members of the Company’s Compensation Committee are independent of management (as independence is defined in the Nasdaq listing standards). The Compensation Committee has adopted a written Compensation Committee Charter available at the Company’s website at investors.maxwell.com.
Compensation Committee Interlocks and Insider Participation
None of the Company’s executive officers serves as a member of the board of directors or compensation committee of an entity that has an executive officer serving as a member of the Board or Compensation Committee of Maxwell.
Governance and Nominating Committee
The Governance and Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company’s Board and committees thereof, monitors the function of the Board and its committees regarding overall effectiveness, composition and structure, establishes a process for monitoring compliance with the Company’s Code of Business Conduct and Ethics and recommends board guidelines and policies for adoption by the Board. The Governance and Nominating Committee held four meetings during the fiscal year ended December 31, 2014.
The members of the Governance and Nominating Committee are independent of management (as independence is defined in the Nasdaq listing standards). The Governance and Nominating Committee has adopted a written Governance and Nominating Committee Charter which is available on the Company’s website at investors.maxwell.com.
The Governance and Nominating Committee coordinates and oversees annual self-assessments of the performance and procedures of the Board and each committee of the Board. The annual self-assessments solicit feedback from the directors and committee members in the areas of overall effectiveness, composition and structure, culture, focus, information and resources,  and processes. The Board and each committee review and discuss the outcome of its own self-assessment during an evaluation session and improvements are implemented where considered appropriate.  In addition, the Board engages an outside party periodically, approximately every three years, to perform an independent assessment of the performance and procedures of the Board and the Board’s committees.
When considering a potential candidate for membership on the Company’s Board, the Governance and Nominating Committee considers relevant business and other experience and demonstrated character and judgment as described in the Company’s Board Guidelines, which are posted on the Company’s website at investors.maxwell.com. There are no differences in the manner in which the Governance and Nominating Committee evaluates a candidate that is recommended for nomination for membership on the Company’s Board by a stockholder, as opposed to a candidate that is recommended for nomination for membership by the Governance and Nominating Committee and Board. The Governance and Nominating Committee has not received any recommended nominations from any of the Company’s stockholders in connection with the Annual Meeting.
In addition to the considerations described above, the Governance and Nominating Committee considers the composition of the Board in its evaluation of both candidates for Board membership as well as existing Board members. The Board believes that factors such as background, experience, independence, character, judgment, skills, diversity, age, race, gender and national origin as it relates to each individual Board member as well as the Board as a whole are important considerations in Board composition. The Governance and Nominating Committee believes that, as a group, the nominees above complement the Board’s composition and bring a diverse range of backgrounds, experiences and perspectives to the Board’s deliberations.
The Governance and Nominating Committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Section 3.4 of the Company’s Bylaws, which are posted on the Company’s website at investors.maxwell.com. The procedure provides that a timely notice relating to the nomination must be given in writing to the Secretary of the Company prior to the Annual Meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described under the section “Stockholder Proposals” in this Proxy Statement. Such notice must be accompanied by the nominee’s written consent, contain information relating to the business experience and background of the nominee and include information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder. Since our prior annual meeting, there have been no material changes to the procedures by which stockholders may recommend nominees to the Board.
Code of Business Conduct and Ethics
The Company’s Code of Business Conduct and Ethics applies to all of the Company’s employees, officers (including the Company’s chief executive officer, chief financial officer, controller and persons performing similar functions) and directors. The Company’s Code of Business Conduct and Ethics is posted on the Company’s website at investors.maxwell.com in English, French, German and Chinese and can also be obtained free of charge by sending a request to the Company’s Corporate Secretary at Maxwell Technologies, Inc., 3888 Calle Fortunada, San Diego, California 92123. Any changes or waivers of the Code of Business Conduct and Ethics for the Company’s Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions will be disclosed on the Company’s website.

Board Leadership Structure and Role in Risk Oversight
Our Board separates the positions of Chairperson of the Board and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairperson of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairperson, particularly in light of the Board’s oversight responsibilities. We believe that having separate positions and having an independent outside director serve as Chairperson is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.
The Board is responsible for oversight of the Company’s risk management process. The entire senior management of the Company is responsible for risk assessment activities including, identifying, prioritizing and managing risks as well as reporting and communicating on such risk management activities to the Board of Directors. A Chairperson that is independent of management adds another layer of insight to the risk assessment process by bringing a broad perspective on the Company’s goals and strategic objectives.
As part of its oversight of our Company’s executive compensation programs, the Compensation Committee considers the impact of the programs, and the incentives created by the compensation awards that it administers, on our Company’s risk profile. In addition, the Compensation Committee reviews all of our Company’s compensation policies and procedures, including the incentives that they create and factors that may increase the likelihood of excessive risk assumption, to determine whether they present a significant risk to our Company.
The Compensation Committee has concluded that, for all employees, our Company’s compensation programs do not encourage excessive risk and are not likely to have a material adverse effect on the Company for the following reasons:

•
The Compensation Committee retains a degree of discretion with respect to our annual cash incentive bonus program, and uses multiple performance objectives in that program, which minimizes the risk that might be posed by the short-term variable component of our compensation programs;

•
The long-term incentive component of our compensation program, which includes the grant of restricted stock with service and performance-based vesting conditions, provides employees with an incentive to increase the value of our stock while also exposing them to downside risk, thereby encouraging behaviors that support sustainable value creation; and

•
The annual incentive bonus and long-term incentive components of our compensation program are subject to maximum achievement levels, thereby limiting the amount of these compensation components that can be earned by our executive officers. For fiscal 2014, the maximum that could be earned under the annual incentive bonus program was 150% of targeted bonus compensation, and for equity incentive awards, the maximum awards that can be earned are 200% of targeted equity compensation.

Compensation of Directors
For the fiscal year ended December 31, 2014, non-employee directors of the Company earned compensation for services provided as a director in the form of cash and equity compensation. For services in 2014, each board member earned an annual cash retainer of $50,000. In addition, the chairperson of the Board and each of the chairpersons of the committees of the Board earned additional annual cash compensation as follows: $45,000 to the Chairperson of the Board; $15,000 to the Chairperson of the Audit Committee, $12,000 to the Chairperson of the Compensation Committee; and, $10,000 to the Chairperson of the Governance and Nominating Committee. Further, each member of the committees of the Board, who does not also serve as the chairperson of a committee, earned the following annual cash compensation: $6,000 to each member of the Audit Committee and the Compensation Committee; and $5,000 to each member of the Governance and Nominating Committee. In May of 2014, several directors changed committees and as a result their compensation was pro-rated for the period they participated on the committees.
In addition to the cash compensation described above, each Board member receives annual compensation in the form of a restricted stock unit (“RSU”) award. In the first quarter of 2014, each non-employee director received an RSU award under the 2013 Omnibus Equity Incentive Plan covering a number of shares of our common stock determined by dividing $85,000 by the closing price of our common stock on the date of grant, rounded up to the nearest whole share.
In addition to the annual RSU awards described above, directors are eligible to receive additional equity-based awards under our equity compensation plan at the time of their election or appointment, or on a discretionary basis from time to time as determined by the Compensation Committee. In accordance with the 2013 Omnibus Equity Incentive Plan, the successor to our 2005 Omnibus Equity Incentive Plan, directors are limited to stock awards covering 30,000 shares in any calendar year, except that a director may receive a stock award covering 60,000 shares in the calendar year in which he or she is initially appointed to the Board.
The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during fiscal year 2014, other than a director who also served as our chief executive officer and did not receive any compensation for services as a director.

Name	Fees Earned or Paid in Cash ($)		Stock Awards (8) ($)		Total ($)
Robert Guyett	72,667	(1)	85,000	(9)	157,667
Mark Rossi	118,000	(2)	85,000	(10)	203,000
Burkhard Goeschel, Ph.D.	55,000	(3)	85,000	(11)	140,000
José L. Cortes	53,333	(4)	85,000	(12)	138,333
Roger Howsmon	55,333	(5)	85,000	(13)	140,333
Yon Yoon Jorden	70,000	(6)	85,000	(14)	155,000
David Schlotterbeck	60,000	(7)	85,000	(15)	145,000
____________

(1)	Mr. Guyett is the Chairperson of the Audit Committee and a member of the Compensation Committee.

(2)	Mr. Rossi is the Chairperson of the Board and the Compensation Committee and is also a member of the Audit Committee and the Governance and Nominating Committee.

(3)	Dr. Goeschel is a member of the Governance and Nominating Committee.

(4)	Mr. Cortes is a member of the Governance and Nominating Committee.

(5)	Mr. Howsmon is a member of the Governance and Nominating Committee.

(6)	Ms. Jorden is the Chairperson of the Governance and Nominating Committee and a member of the Audit Committee and the Compensation Committee.

(7)	Mr. Schlotterbeck is a member of the Audit Committee and the Compensation Committee.

(8)
The amounts in this column represent the grant date fair value of equity awards granted during the year ended December 31, 2014. The amounts for each director consist of 9,413 restricted stock units granted to each of the directors on February 13, 2014 with a grant date fair value of $85,000 per director.

(9)	As of December 31, 2014, Mr. Guyett held 9,413 unvested restricted stock units.

(10)	As of December 31, 2014, Mr. Rossi held 9,413 unvested restricted stock units.

(11)	As of December 31, 2014, Dr. Goeschel held 10,000 stock options, all of which were vested and exercisable, and 9,413 unvested restricted stock units.

(12)	As of December 31, 2014, Mr. Cortes held 9,413 unvested restricted stock units.

(13)	As of December 31, 2014, Mr. Howsmon held 9,413 unvested restricted stock units.

(14)	As of December 31, 2014, Ms. Jorden held 9,413 unvested restricted stock units.

(15)	As of December 31, 2014, Mr. Schlotterbeck held 9,413 unvested restricted stock units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock by (i) each person (or group of affiliated persons) known by the Company to beneficially own more than five percent of the outstanding shares of common stock, (ii) each director of the Company, (iii) each of the named executive officers, which includes our current Chief Executive Officer and our Chief Financial Officer and our former Chief Operating Officer, and (iv) all current directors and executive officers of the Company as a group. Information for the officers and directors is as of March 10, 2015. The address for each individual is 3888 Calle Fortunada, San Diego, California 92123.

	Beneficial Ownership
Name and Address of 5% or Greater Beneficial Ownership	Number of Shares (1)		Percentage of Total (2)
Guggenheim Capital, LLC	4,427,287	(3)	14.79%
227 West Monroe, Suite 4900, Chicago, IL 60606
Van Den Berg Management, Inc.	2,415,274	(4)	8.07%
805 Las Cimas Parkway, Suite 430, Austin, TX 78746
Blackrock, Inc.	1,821,993	(5)	6.09%
55 East 52nd Street, New York, NY 10022
	Beneficial Ownership
Beneficial Ownership of Directors and Officers	Number of Shares (1)		Percentage of Total (2)
José L. Cortes	781,754	(6)	2.61%
Franz Fink	20,000	(7)	*
Kevin S. Royal	168,566	(8)	*
Mark Rossi	158,071	(9)	*
Robert Guyett	107,071	(10)	*
Burkhard Goeschel, Ph.D.	93,404	(11)	*
Roger Howsmon	55,404	(12)	*
Yon Yoon Jorden	54,404	(13)	*
David L. Schlotterbeck	47,391	(14)	*
John Warwick	4,890	(15)	*
All current directors and executive officers as a group (10 persons)	1,490,955	(16)	4.96%
___________

*	Less than one percent.

(1)
Information with respect to beneficial ownership is based on information furnished to the Company by each stockholder included in the table or filings with the SEC. The Company understands that, except as footnoted, each person in the table has sole voting and investment power for shares beneficially owned by such person, subject to community property laws where applicable.

(2)
Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 10, 2015 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Percentage of ownership is based on 29,930,141 shares of common stock outstanding on March 10, 2015.

(3)	Information regarding this beneficial owner has been obtained solely from a review of the Schedule 13G/A filed with the SEC by Guggenheim Capital, LLC on February 17, 2015.

(4)	Information regarding this beneficial owner has been obtained solely from a review of the Schedule 13G/A filed with the SEC by Van Den Berg Management, Inc. on January 29, 2015.

(5)	Information regarding this beneficial owner has been obtained solely from a review of the Schedule 13G/A filed with the SEC by Blackrock, Inc. on January 30, 2015.

(6)
Consists of (a) 726,419 shares of common stock held by Montena, SA, (b) 50,335 shares of common stock held directly, and (c) 5,000 shares of common stock held by Mr. Cortes’ mother-in-law. Mr. Cortes is a principal in Montena, SA. Mr. Cortes may be deemed to exercise voting and investment power over the shares owned by Montena, SA. Mr. Cortes disclaims beneficial ownership of such shares, except to the extent of his proportionate interest therein.

(7)	Consists of (a) 20,000 shares of common stock held directly.

(8)	Consists of (a) options to purchase 100,000 shares of common stock, (b) 32,349 shares of common stock held directly and (c) 36,217 shares of restricted stock.

(9)	Consists of 158,071 shares of common stock held directly.

(10)	Consists of 107,071 shares of common stock held in the Guyett Family Trust.

(11)	Consists of (a) 83,404 shares of common stock held directly and (b) options to purchase 10,000 shares of common stock.

(12)	Consists of (a) 54,404 shares of common stock held directly and (b) 1,000 shares of common stock held by an IRA.

(13)	Consists of 54,404 shares of common stock held directly.

(14)	Consists of 47,391 shares of common stock held directly.

(15)	Consists of 4,890 shares of common stock held directly. This beneficial ownership information is based on the last Form 4 that the Company filed on behalf of Mr. Warwick.

(16)	Includes options to purchase 110,000 shares of common stock which are currently exercisable or are exercisable within 60 days of March 10, 2015.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s executive officers and directors and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC, and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent (10%) stockholders are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms and the written representations of our executive officers, directors and greater than ten percent (10%) stockholders, we have determined that no person was delinquent with respect to reporting obligations as set forth in Section 16(a) of the Exchange Act, except one Form 4 filed late on behalf of Mr. Royal in February 2014.

PROPOSAL 3
APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 2013 OMNIBUS EQUITY INCENTIVE PLAN
In 2013, the Board adopted and the stockholders approved the Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan, referred to in this proxy statement as the 2013 Plan, under which employees and directors may receive grants of stock appreciation rights, performance awards, restricted stock awards and restricted stock units equivalent in any combination, separately or in tandem. The 2013 Plan serves as the successor to our 2005 Omnibus Equity Incentive Plan, referred to in this proxy statement as the 2005 Plan.
The original 2013 Plan authorized for issuance up to an aggregate of 3,207,298 shares of Common Stock of the Company. On April 1, 2015 the Board amended the 2013 Plan, subject to stockholder approval, to increase the total number of shares that can be issued under the plan by 1,500,000 from 3,207,298 shares to 4,707,298 shares.
As of March 23, 2015, under both our 2005 and 2013 Plans:

•	There were 2,706,278 shares of Common Stock issued upon exercise of stock options, settlement of restricted stock units or vesting of stock awards.

•	There were 917,507 shares subject to issuance upon exercise of outstanding options at a weighted average share price of $11.81 per share and a weighted average remaining life of 2.9 years.

•	There were 207,076 shares subject to unvested restricted stock awards and 1,036,161 shares subject to outstanding restricted stock unit awards.

•	There were approximately 346,558 shares of Common Stock available for future issuance under the 2013 Plan.
During the last fiscal year, we granted an aggregate of 340,891 shares of Common Stock subject to restricted stock or restricted stock unit awards under the 2013 Plan to current executive officers and directors with grant date fair values ranging from $9.03 to $15.87 per share and granted to all our employees (excluding executive officers) as a group 253,600 shares subject to restricted stock awards with grant date fair values ranging from $9.10 to $15.87 per share.
We believe that our ability to award incentive compensation based on equity in the Company is critical to our success in remaining competitive and attracting, motivating and retaining key personnel. The efforts and skill of our employees and other personnel who provide services to the Company generate much of the growth and success of our business. Our employees, consultants and directors understand that their stake in our Company will have value only if, working together, we create value for our stockholders. Awards under our equity compensation plans generally vest over a period of service with us or upon accomplishment of performance objectives, giving the recipient an additional incentive to provide services over a number of years and build on past performance.
Vote Required for Approval and Recommendation of the Board
Approval of the aforementioned amendment to the 2013 Plan by the stockholders of the Company will require the affirmative vote of a majority of the shares of Common Stock voted on the matter. Under Delaware law and the Bylaws, abstentions are counted as votes cast, and therefore have the same effect as votes against approval of the amended 2013 Plan.
The Board recommends that stockholders vote FOR the approval of the amendment to the Company's 2013 Plan.
Terms and Conditions of the Amended 2013 Plan
The following is a summary of the principal features of the amended 2013 Plan, which is attached hereto as Appendix A to this proxy statement. The following summary does not purport to be a complete description of all provisions of the 2013 Plan. To the extent there is a conflict between this summary and the actual terms of the amended 2013 Plan, the actual terms of the amended 2013 Plan will govern. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to Investor Relations, Maxwell Technologies, Inc., 3888 Calle Fortunada, San Diego, California 92123, or may access the document from the SEC's website at www.sec.gov.
Administration
The Compensation Committee of our Board of Directors administers the 2013 Plan. The Compensation Committee has complete discretion to make all decisions relating to the interpretation and operation of the 2013 Plan, including the discretion to determine who will receive an award, what type of award it will be, how many shares will be covered by the award, what the vesting requirements will be, if any, and what the other features and conditions of each award will be. The term plan administrator, as used in this summary, means the Board of Directors, the Compensation Committee, or a secondary committee, to the extent that each such entity is acting within the scope of its administrative jurisdiction.
Except in connection with certain changes in our capital structure, as described in the “Changes in Capitalization” section that appears later in this Proposal, the plan administrator does not have the discretion to take any of the following actions without stockholder approval:

•	Reprice any outstanding stock awards under the 2005 Plan or 2013 Plan;

•	Cancel and re-grant outstanding stock awards under the 2005 Plan or 2013 Plan; or

•
Amend the terms of outstanding stock awards under the 2005 Plan or 2013 Plan to reduce the exercise price of outstanding options or stock appreciation rights ("SARs") or cancel outstanding options or SARs in exchange for cash, other stock awards, or options or SARs with an exercise price that is less than the exercise price of the original options or SARs.

In addition, the Compensation Committee may not modify outstanding awards without the consent of any adversely affected participant.
Share Reserve
The maximum number of shares of common stock reserved for issuance under the 2013 Plan is limited to 4,007,302. This share reserve consists of (a) 1,500,000 shares newly reserved in connection with this proposal, (b) the number of shares reserved under the 2013 Plan that are not issued or subject to outstanding awards (up to 346,558 shares), and (c) the number of shares subject to outstanding awards under all of our equity compensation plans that may subsequently expire, lapse unexercised, or are forfeited (up to 2,160,744 shares).
Should an option, SAR, or RSU be forfeited or expire for any reason before being exercised or settled in full, the shares subject to such stock awards will be available for subsequent awards under the 2013 Plan. If restricted stock or shares issued upon the exercise of an option are forfeited for any reason prior to the shares having become vested, the shares subject to the forfeiture will be available for subsequent awards under the 2013 Plan. Finally, to the extent that an award is settled in cash rather than shares, the cash settlement will not reduce the number of shares available for issuance under the 2013 Plan.
If the exercise price of an option or SAR is satisfied by tendering shares of common stock held by the participant, the number of shares so tendered will not remain available for subsequent issuance under the 2013 Plan. Finally, shares withheld in satisfaction of applicable withholding taxes will not again become available for issuance under the 2013 Plan.
The shares issuable under the 2013 Plan may be made available from authorized but unissued shares of common stock or from shares of common stock reacquired by the Company.
Types of Awards
The 2013 Plan provides for the following types of awards:

•	incentive and nonstatutory stock options to purchase shares of our common stock;

•	stock appreciation rights;

•	restricted share awards of our common stock, sometimes referred to simply as restricted stock;

•	restricted stock units; and

•	performance cash awards.
Eligibility
Employees (including officers), directors who are not employees, and consultants who render services to the Company or its affiliates are eligible to receive awards under the 2013 Plan. The actual selection of the participants in the 2013 Plan is generally determined by the Compensation Committee.
No participant in the 2013 Plan may be granted options and SARs during any calendar year covering more than 250,000 shares, except that a new employee may be granted options and SARs covering 500,000 shares in his or her initial year of employment. In addition, no participant may be granted restricted stock and RSUs during any calendar year covering more than 250,000 shares, and no participant may be paid more than $2,500,000 in cash during any calendar year pursuant to performance cash awards. These share limitations protect our ability to grant stock options and SARs that, upon exercise, are not subject to the $1 million deduction limitation imposed by Section 162(m) of the Internal Revenue Code. In addition, shares of restricted stock and RSUs may qualify as performance-based compensation that is not subject to the Section 162(m) deduction limitation, if the issuance of those shares is approved by the Compensation Committee and the vesting is tied to the attainment of performance goals based on one or more of the performance criteria described below. Stockholder approval of this Proposal 2 constitutes an approval of the foregoing share limitations for purposes of Section 162(m) of the Code.
Finally, no participant who serves as a non-employee director may receive stock awards covering more than 30,000 shares in any calendar year, except that a non-employee director may receive stock awards covering 60,000 shares in the calendar year in which he or she was initially appointed to the Board of Directors.
As of March 23, 2015, approximately 406 persons (including four executive officers and seven non-employee directors) were eligible to participate in the 2013 Plan.
Valuation
For purposes of establishing an option exercise price and for all other valuation purposes under the 2013 Plan, the fair market value of a share of common stock on any relevant date will be the closing price per share of common stock on that date, as such price is reported on the Nasdaq Global Market. If the applicable date is not a trading day, the fair market value will be the closing price on the last trading day prior to the applicable date. On March 23, 2015, the fair market value of the common stock determined on such basis was $7.43 per share.
Stock Options
Both incentive stock options and nonstatutory stock options are available for grant under the 2013 Plan. An optionee who exercises an incentive stock option may qualify for favorable tax treatment under Section 422 of the Code. On the other hand, nonstatutory stock options do not qualify for such favorable tax treatment. The exercise price of options granted under the 2013 Plan may not be less than 100% of the fair market value of our common stock on the grant date.
At the discretion of the Company, optionees may pay the exercise price by using:

•	cash or cash equivalents;

•	shares of common stock that the optionee already owns;

•	an immediate sale of the option shares through a broker designated by us;

•	a net exercise procedure;

•	a promissory note, to the extent permitted by applicable laws; or

•	other forms of legal consideration approved by the Compensation Committee.
Options vest at the time or times determined by the Compensation Committee. Options generally expire 10 years after they are granted, except that they generally expire earlier if the optionee's service terminates earlier.
Stock Appreciation Rights
A stock appreciation right, or SAR, allows a recipient to benefit from increases in the value of our common stock. SARs are granted pursuant to SAR agreements adopted by the Compensation Committee. The Compensation Committee determines the strike price of each SAR, which may not be less than 100% of the fair market value of our common stock on the date of grant. Upon exercise of a SAR, we will pay the participant an amount equal to the product of (a) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (b) the number of shares of our common stock with respect to which the SAR is exercised. This amount may be paid in cash, shares of our common stock, or any combination thereof. Each SAR may or may not be subject to vesting, and vesting, if any, shall occur at such times or upon satisfaction of such conditions specified by the Compensation Committee. SARs generally expire 10 years after they are granted, except that they generally expire earlier if the recipient's service terminates earlier.
Restricted Stock
Restricted stock awards are granted pursuant to restricted stock agreements adopted by the Compensation Committee which include provisions regarding the number of shares the participant may be issued, the purchase price, if any, and the restrictions to which the shares will be subject. Awards of restricted stock may be granted in consideration for (a) cash or cash equivalents, (b) property, (c) cancellation of other equity awards, (d) past or future services rendered to us or our affiliates, (e) a promissory note, to the extent permitted by applicable laws, or (f) any other form of legal consideration approved by the Compensation Committee. The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to length of service or attainment of performance goals. Upon termination of the participant's service, the shares issued pursuant to a restricted stock award may be subject to forfeiture to, or repurchase by, the Company.

Restricted Stock Units
RSU awards represent the right to receive the value of shares of our common stock at a specified date in the future. RSU awards are granted pursuant to RSU agreements approved by the Compensation Committee. Upon settlement, the shares, their cash equivalent, or any combination thereof are delivered to the recipient. No cash consideration is required to be paid by the recipient in connection with the grant of a RSU. Each award of RSUs is generally subject to vesting tied to length of service or attainment of performance goals and may be settled immediately upon vesting or on a deferred basis. Dividend equivalents may be credited in respect of shares covered by a RSU award.
Performance Cash Awards
The Compensation Committee may grant awards of cash to participants, which awards are subject to the achievement of performance goals to be determined by the Compensation Committee. The Compensation Committee also reserves the right to grant cash awards outside of the 2013 Plan.
Performance-Based Compensation
The 2013 Plan is designed to allow the Compensation Committee to issue restricted stock, RSUs, and performance cash awards that qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, if certain conditions are met. This qualification protects our ability to fully deduct compensation in excess of $1 million paid to certain of our executive officers. Accordingly, the Compensation Committee may structure restricted stock, RSUs, and performance cash awards so that they are only granted or vest upon the attainment of certain pre-established objective performance goals.
The performance criteria that may be used by the Compensation Committee for awards of restricted stock, RSUs, or performance cash awards intended to qualify as “performance-based compensation” under Section 162(m) consist of:

●	Revenue	●	Cash flow per Share
●	Gross profit	●	Return on equity
●	Operating expenses	●	Return on assets
●	Earnings before interest, taxes, depreciation and amortization (EBITDA);	●	Return on capital
●	Operating income	●	Growth in assets
●	Income from operations;	●	Economic value added
●	Income before income taxes and minority interests	●	Share price performance
●	Net income	●	Total stockholder return
●	Net income per diluted Share	●	Improvement or attainment of expense levels
●	A change in accounts receivable or inventory, or a change in another combination of assets and/or liabilities	●	Market share or market penetration
●	Cash flow	●	Business expansion, and/or acquisitions or divestitures
To the extent a performance award is not intended to comply with Section 162(m) of the Code, the Compensation Committee may select other measures of performance. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or one or more relevant indices.
The plan administrator may adjust the results under any performance criterion to exclude any of the following events: (a) asset write-downs; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary, unusual or non-recurring items; (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings, or (g) statutory adjustments to corporate tax rates.
Changes in Capitalization
In the event that there is a specified type of change in our capital structure without Maxwell's receipt of consideration, such as a stock split, appropriate adjustments will be made to (a) the maximum number and kind of shares reserved for issuance under the 2013 Plan, (b) the maximum number and kind of shares subject to stock awards that can be granted to a participant in a calendar year, and (c) the number and kind of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions
In the event that the Company is a party to a merger, consolidation, or a change in control transaction, all outstanding stock awards will be governed by the terms of the definitive transaction agreement or in a manner determined by the plan administrator. Such treatment may include any of the following actions with respect to each outstanding stock award:

•	the continuation, assumption, or substitution of a stock award by a surviving corporation or its parent company;

•	the cancellation of options and SARs, provided that participants be given an opportunity to exercise their awards prior to the closing of the transaction;

•	the acceleration of the vesting of a stock award followed by its termination prior to the closing of the transaction;

•
the cancellation of options and SARs in exchange for a payment equal to the excess, if any, of (a) the value of the property the participant would have received upon exercise of the vested portion of the stock award over (b) the exercise price otherwise payable in connection with the stock award; or

•	the cancellation of stock units in exchange for a payment equal to the value that the holder of each share of common stock receives in the transaction.
For this purpose, a change in control transaction includes:

•	any person acquiring beneficial ownership of more than 50% of our total voting power;

•	the sale or disposition of all or substantially all of our assets; or

•	any merger or consolidation of the company where our voting securities represent 50% or less of the total voting power of the surviving entity or its parent.
The plan administrator is not obligated to treat all stock awards, or portions thereof, in the same manner.
Amendment and Termination
The 2013 Plan will terminate upon the earliest of (a) the date determined by the Board, (b) the date on which all shares available for issuance thereunder have been issued, or (c) ten years from the date of its adoption on December 11, 2023.
The Board may at any time alter, suspend or terminate the 2013 Plan. However, the Board may not, without stockholder approval, amend the 2013 Plan to:

•	materially increase the number of shares issuable thereunder;

•	materially expand the class of individuals eligible to receive stock awards;

•	materially increase the benefits accruing to participants or materially reduce the price at which common stock may be issued or sold;

•	materially extend its term;

•	expand the types of awards available for issuance; or

•	permit any transactions currently prohibited under the 2013 Plan to reprice outstanding stock awards.
Federal Income Tax Consequences of Awards Granted under the 2013 Plan
The following is a general summary as of the date of this proxy statement of the U.S. Federal income tax consequences to participants and the Company with respect to stock awards granted under the 2013 Plan. This summary does not address state, local or foreign tax treatment, which may vary from the U.S. Federal income tax treatment. In any event, each participant should consult his or her own tax advisor as to the tax consequences of particular transactions under the 2013 Plan.
Incentive Stock Options. No taxable income is recognized by an optionee upon the grant of an incentive stock option as described in Section 422(b) of the Code (ISO), and no taxable income is recognized at the time an ISO is exercised unless the optionee is subject to the alternative minimum tax. The excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares is includable in alternative minimum taxable income in the year of exercise.
If the optionee holds the purchased shares for more than one year after the date the ISO was exercised and more than two years after the ISO was granted (the “required ISO holding periods”), then the optionee will generally recognize long-term capital gain or loss upon disposition of such shares. The gain or loss will equal the difference between the amount realized upon the disposition of the shares and the exercise price paid for such shares. If the optionee disposes of the purchased shares before satisfying either of the required ISO holding periods, then the optionee will recognize ordinary income equal to the fair market value of the shares on the date the ISO was exercised over the exercise price paid for the shares (or, if less, the amount realized on a sale of such shares). Any additional gain will be a capital gain and will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.
Nonstatutory Stock Options. No taxable income is recognized by an optionee upon the grant of a stock option not described in Sections 422 or 423 of the Code (NSO). The optionee will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If the optionee is an employee or former employee, the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon resale of the purchased shares, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.
Restricted Stock. A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income when the shares vest, subject to withholding if the participant is an employee or former employee. The amount of taxable income is equal to the fair market value of the shares on the vesting date(s) less the cash, if any, paid for the shares. A participant may make a one-time election to recognize income at the time the participant receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award by making an election under Section 83(b) of the Code.
RSUs. In general, no taxable income results upon the grant of an RSU. The recipient will generally recognize ordinary income (subject to withholding if the recipient is an employee or former employee) equal to the fair market value of the shares that are delivered to the recipient upon settlement of the RSU award.
SARs. In general, no taxable income results upon the grant of a SAR. A participant will generally recognize ordinary income in the year of exercise equal to the value of the shares or other consideration received. In the case of a current or former employee, this amount is subject to withholding.
Section 409A. The foregoing description assumes that Section 409A of the Code does not apply to an award. In general, options and SARs are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of our common stock at the time the option or SAR was granted. RSUs are generally exempt from Section 409A if they are settled within two and one half months after the end of the later of (a) the end of our fiscal year in which vesting occurs or (b) the end of the calendar year in which vesting occurs. Restricted stock awards are not generally subject to Section 409A. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% federal tax in addition to the federal income tax at the participant's usual marginal rate for ordinary income. An additional tax of either 5% or 20% may apply for employees that are residents of California.
Tax Treatment of the Company. The Company will generally be entitled to an income tax deduction at the time and to the extent a participant recognizes ordinary income as a result of an award granted under the 2013 Plan. As described herein, Section 162(m) of the Code may limit the deductibility of awards granted under the 2013 Plan.
Section 162(m) Considerations. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company's chief executive officer and up to three other highest compensated executive officers (other than the chief financial officer), for other than performance based compensation. Stock options and SARs, are considered performance based compensation and will be exempt from this limitation if, among other requirements, (a) the exercise price is at least 100% of the fair market value of the underlying stock on the date the option or SAR is granted and (b) the plan under which the options are granted is approved by the stockholders and contains a limit on the number of options or SARs granted to any one individual under the plan during a specified period. Various other rules apply with regard to independence of Compensation Committee members and the procedures that must be followed by the committee in connection with performance-based awards that may be fully deducted under Section 162(m). Other stock awards, such as restricted stock and RSUs, must vest only upon the achievement of objective performance goals established in writing by the Compensation Committee while the outcome is substantially uncertain, the material terms of which have been approved by the stockholders, in order to qualify as performance-based compensation and be exempt from this limitation, as well as be granted under a plan and by a compensation committee that complies with these rules. The 2013 Plan includes certain annual limits, as described above, on the number of shares that may be granted to an individual under options, SARs, restricted stock, and RSU awards and the maximum number of dollars that may be granted under a performance cash award in order to comply with the Section 162(m) requirements until the first Annual Meeting of Stockholders in 2018. Restricted stock and RSUs granted under the 2013 Plan that vest solely based on continued service remain subject to the deduction limitations imposed by Section 162(m) of the Code.
Plan Benefits
Except as described below under “Compensation of Directors,” future awards to our directors, executive officers, employees and other eligible participants under the 2013 Plan are discretionary and therefore are not determinable at this time. However, in the first quarter of each year, each non-employee director receives an RSU award covering a number of shares determined by dividing $85,000 by the closing price of common stock on the date of grant, rounded up to the nearest whole share.
The table below shows the number of shares of common stock for which restricted stock and RSUs have been granted under the 2013 Plan between January 1, 2014 and December 31, 2014, as to each of the executive officers named in the Summary Compensation Table contained in this proxy statement in the section entitled “Executive Compensation,” each non-employee director, and the various indicated groups. No stock options were granted to any current employees, including executive officers in 2014.

Name and Position	Number of Shares of Restricted Stock Granted (2014)	Number of Shares of Restricted Stock Units Granted (2014)
Franz Fink President & Chief Executive Officer (1)	—	220,000
Kevin S. Royal Senior Vice President, Chief Financial Officer, Treasurer and Secretary (1)	—	30,000
John Warwick Former Senior Vice President and Chief Operating Officer, and Former Interim President and Chief Executive Officer	—	35,000
All current executive officers as a group (four persons)	10,000	250,000
Robert Guyett	—	9,413
David Schlotterbeck	—	9,413
Mark Rossi	—	9,413
Burkhard Goeschel, Ph.D.	—	9,413
Roger Howsmon	—	9,413
Yon Yoon Jorden	—	9,413
José L. Cortes	—	9,413
All current directors who are not executive officers as a group (seven persons)	—	65,891
All current employees, including current officers who are not executive officers, as a group	245,600	8,000
(1) In October 2014, Dr. Fink and Mr. Royal were granted 40,000 and 10,000 restricted stock awards, respectively, with vesting contingent upon the Company achieving certain financial targets within the next three fiscal years. These awards will be earned at 100% of the target number of shares if the applicable financial metrics are achieved at the target level, and will be paid on a sliding scale from zero to 200% of target if the actual results achieved are higher or lower than the target. The number of award shares included in this table are based upon the maximum achievement of 200% of target.
The Board recommends that stockholders vote FOR the approval of the amendment to the Company's 2013 Plan.

PROPOSAL 4
ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
The Board of Directors of the Company is providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. This advisory stockholders vote, commonly known as an annual “say-on-pay” vote, provides stockholders with the opportunity to endorse or not endorse the Company’s fiscal 2014 executive compensation programs and policies and the compensation paid to the named executive officers as discussed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure below.
As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our goal is to maintain compensation programs that will fairly compensate our officers and employees, attract and retain qualified employees who are able to contribute to the long-term success of the Company, incentivize future performance towards clearly defined corporate goals, and align employees’ long-term interests with those of the Company’s stockholders. We believe our compensation policies and procedures demonstrate a strong link between pay and performance. We hold such advisory votes on executive compensation each year and will hold another advisory vote at our 2016 Annual Meeting of Stockholders.
Vote Required for Approval and Recommendation of the Board
Because say-on-pay votes are advisory and non-binding, voting results cannot overrule any decisions made by the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our named executive officers.
The Board recommends that stockholders vote FOR approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.

EXECUTIVE COMPENSATION
The executive officers of the Company named in our Summary Compensation Table, referred to as our named executive officers, their positions and experience are set forth below.

Name	Age	Position(s)
Franz Fink	53	President, Chief Executive Officer and Director
Kevin S. Royal	51	Senior Vice President, Chief Financial Officer, Treasurer and Secretary
John Warwick	50	Former Senior Vice President, Chief Operating Officer and Former Interim President and Chief Executive Officer
Background
Franz Fink
See biographical information set forth above under “Proposal One - Election of Directors - Nominees for Election as Directors.”
Kevin S. Royal
On March 17, 2015, Kevin S. Royal and the Company announced that he will step down from his position in 2015. Mr. Royal joined Maxwell as Senior Vice President, Chief Financial Officer, Treasurer and Secretary in April 2009. From May 2005 until he joined Maxwell, he was senior vice president and chief financial officer of Blue Coat Systems, Inc., a previously Nasdaq-listed developer and provider of application delivery network technology. From December 1996 until May 2005, he held a series of senior finance positions, culminating with his appointment as vice president and chief financial officer of Novellus Systems, Inc., an S&P 500 company that manufactures, markets and services semiconductor capital equipment. Before he joined Novellus, he spent 10 years with Ernst & Young LLP, where he became a certified public accountant. He also serves as a director of a private company.
John Warwick
John Warwick resigned from his employment with the Company effective September 30, 2014. Mr. Warwick had joined Maxwell as Senior Vice President and Chief Operating Officer in June 2013. Mr. Warwick also served as the interim President and Chief Executive Officer following the retirement of David Schramm on December 31, 2013 until the appointment of Dr. Fink on May 1, 2014. Prior to joining Maxwell, Mr. Warwick was a senior vice president of operations for Emulex, a leader in network connectivity, monitoring and management, from August 2006 to June 2013, with responsibility for managing Emulex's global manufacturing operations in Asia, Europe and North America. He is an experienced operations executive who has worked at several international technology and manufacturing companies.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis reviews and discusses our compensation programs and policies for our executive officers who are required to be named in our Summary Compensation Table under the rules of the Securities and Exchange Commission. This Compensation Discussion and Analysis, which should be read together with the compensation tables and related disclosures included below, also contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation decisions and programs.
Compensation Philosophy and Objectives
We recognize that our success depends to a great degree on the integrity, knowledge, creativity, and skill of our employees. Toward this end, we try to design our compensation and benefits programs in order to attract, retain and motivate talented, highly qualified and committed executive officers who will pursue the achievement of our business goals and who embody our corporate values. In doing so, we strive to make use of multiple performance measures designed to keep our executive officers focused on and committed to accomplishing our long-term business objectives, while offering sufficient fixed compensation to remain competitive within our industry and similarly-sized organizations.
Accordingly, the principal objectives of our executive compensation programs are:

•	attracting, retaining, and motivating talented and experienced executives who are able to contribute to our long-term, sustainable success;

•
aligning the compensation of certain senior executives with our stockholders' long-term interests by granting performance shares that vest based on a sustained increase in the price of our stock as well as performance shares that vest contingent upon the Company achieving certain financial performance targets;

•	rewarding executives whose knowledge, skills, and abilities demonstrably contribute to our success; and

•	incentivizing our executives to achieve clearly defined corporate goals.
As the Compensation Committee makes its decisions regarding the Company's executive compensation programs each year, the Committee reviews individual, departmental and Company performance against goals, and considers such qualitative and subjective factors as determined appropriate, all as discussed in more detail below. The Committee believes that long-term stockholder value is best enhanced by setting critical performance objectives and providing compensation opportunities that effectively reward management for achievement of these objectives. The Compensation Committee believes the Company's compensation philosophy and programs are designed to foster a performance-oriented culture that aligns our employees' interests with those of our stockholders.
Prior Year Say on Pay Result
Each year, we provide our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers (a “say-on-pay vote”). At the 2014 Annual Meeting, a majority, or 77.3%, of the votes cast on the advisory say-on-pay proposal were voted in favor of the proposal. At the 2013 and 2012 Annual Meetings, a larger majority of the votes, 95.9% and 95.7%, respectively, were in favor of the proposal. The lower approval percentage for 2014 is considered to be related to the restatement of prior period financial statements that occurred in 2013. Although the shareholder vote indicated support for our executive compensation programs, the Compensation Committee implemented some minor design changes to our executive compensation programs for 2014, as more thoroughly described below. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for our named executive officers.
Compensation Consultant
The Compensation Committee engages in a comprehensive review and analysis of our executive compensation programs each year, normally in the first quarter of each calendar year prior to the annual administration of compensation changes, which typically occurs in February. As part of this comprehensive review, the Compensation Committee retains an independent compensation advisor to advise the Committee in matters regarding the compensation of our executive officers. The Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant to assist the Committee in reviewing executive compensation levels for 2014, in part because of its substantial experience providing independent advice regarding compensation matters to boards of directors of public companies.
The Compensation Committee instructs the compensation consultant to provide relevant market data against which to evaluate our existing compensation arrangements with our named executive officers. In consideration of the compensation consultant’s analysis, as well as other factors described below, the Compensation Committee makes such changes as it determines are appropriate to the compensation of our executive officers which typically become effective following the compensation analysis, ordinarily in February of each year.
Prior to the retention of a compensation consultant or any other external advisor, the Compensation Committee assesses the independence of such advisor from management, taking into consideration all factors relevant to such advisor’s independence, including six factors specified in the Nasdaq listing standards. Meridian has provided the Compensation Committee with appropriate assurances and confirmation of its independent status pursuant to these six factors. The Compensation Committee assessed Meridian’s independence, and believes that Meridian has been independent throughout its service for the Committee and there is no conflict of interest between Meridian and the Compensation Committee.
2014 Executive Compensation Review Process
The Compensation Committee, with the assistance of Meridian, identified companies in the battery, cleantech, technology and manufacturing industries with similar revenues and market capitalizations. For 2014, the 2013 peer group was reviewed to ensure that all companies remained relevant comparators. Based on this review, the following list of 23 companies constituted the 2014 peer group against which our executive compensation programs were reviewed, compared, and evaluated as a reference in setting 2014 compensation:

•	Anadigics, Inc.	•	Mercury Systems, Inc.
•	ATMI, Inc.	•	Methode Electronics Inc.
•	AZZ Inc.	•	Monolithic Power Systems Inc.
•	Capstone Turbine Corp.	•	MTS Systems Corp.
•	Cognex Corp.	•	Radisys Corp.
•	Echelon Corp.	•	Rudolph Technologies Inc.
•	Electro Scientific Industries, Inc.	•	Silicon Image, Inc.
•	Emulex Corp.	•	SL Industries, Inc.
•	FormFactor, Inc.	•	Ultralife Corp.
•	GSI Group Inc.	•	Ultratech, Inc.
•	II-VI, Inc.	•	Zygo Corp.
•	Measurement Specialties Inc.
The compensation consultant compared our 2013 executive officer compensation programs on a percentile basis against comparable positions within the 2014 peer group. For Mr. Royal, our Chief Financial Officer, these comparisons revealed base salary above the 50th percentile of the 2014 peer group, and target annual bonus below the 50th percentile of the 2014 peer group, with total target cash compensation above the 50th percentile of the 2014 peer group. Further, for Mr. Royal, target long-term incentive compensation was below the 50th percentile of the 2014 peer group, with total target compensation approximately at the 50th percentile of the 2014 peer group. Dr. Fink was appointed as our President and Chief Executive Officer in May 2014 and therefore was not subject to the comparison of annual review process in February 2014. Upon his initial appointment, the Compensation Committee evaluated market compensation data for the 2014 peer group as a reference point in setting Dr. Fink's starting compensation levels. Mr. Warwick was appointed as our interim President and Chief Executive Officer in January 2014 and was not subject to the annual review process in February 2014 as his permanent role was not determined. Upon his initial appointment in June 2013, the Compensation Committee evaluated market compensation data for the 2013 peer group as a reference point in setting Mr. Warwick's starting compensation as the Senior Vice President and Chief Operating Officer.
In consideration of the compensation consultant's analysis undertaken in late 2013 through early 2014, the Compensation Committee used the 50th percentile of the 2014 peer group as a reference point for determining compensation for our named executive officers in February 2014. The executive compensation amounts resulting from these changes are set out below under the heading Components of Compensation.
Role of the Compensation Committee and Management in Setting Executive Compensation
As the manager of the executive team, our CEO assesses the contributions of other executives to the Company’s performance and results, and makes a recommendation to the Compensation Committee with respect to any changes in salary, cash bonus and annual equity incentive award for each executive officer other than himself. The Compensation Committee meets with the CEO to evaluate, discuss and modify or approve these recommendations. While the Compensation Committee considers the CEO’s recommendations, it need not adopt these recommendations and may adjust them as it determines appropriate. The Compensation Committee also conducts a similar evaluation of the CEO’s contributions and determines any changes in his compensation in an executive session when he is not present.
The Company’s management team and human resources group also support the Compensation Committee in fulfilling its responsibilities by gathering information and performing administrative tasks.
Components of Compensation
Compensation earned by the Company’s named executive officers consists of base salary, annual cash incentive bonuses, equity incentive awards, certain contractual severance and change in control benefits, and certain perquisites.
Base Salary. We provide base salary to our executive officers to compensate them for services rendered on a day-to-day basis during the fiscal year and to provide sufficient fixed cash compensation to allow the officers to focus on their ongoing responsibilities. In determining the base salary of executive officers, the Compensation Committee considers a variety of factors, including recommendations of the CEO (other than with respect to his own salary), the executive’s level of responsibility and individual performance, and the salaries of similar positions in the Company and in comparable companies. Adjustments to base salaries are typically made effective following a review of executive compensation by the Compensation Committee in the first quarter of each year, and reflect the Compensation Committee’s evaluation of each named executive officer’s performance for the prior fiscal year.
In February 2014, the Compensation Committee approved the following compensation changes for our executive officers:

Name	Principal Position	Prior Base Salary ($)	New Base Salary ($)	Percentage Increase
Kevin S. Royal	Senior Vice President, Chief Financial Officer, Treasurer and Secretary	334,413	346,117	3.5%
John Warwick	Former Vice President, Chief Operating Officer and Former Interim President and Chief Executive Officer	360,000	380,000	5.6%

Mr. Royal's base salary was increased by a percentage consistent with our normal, budgeted salary increases for 2014. Dr. Fink's base salary was established at $500,000 at the time he was hired in May 2014 and was not adjusted again during the year. Mr. Warwick's base salary was established at $360,000 at the time he was hired in June 2013 and was further adjusted to $380,000 in 2014 to reflect his duties as interim Chief Executive Officer.
Annual Performance-based Cash Bonuses. Annual cash bonuses are used to reward our executive officers for the achievement of short-term Company performance goals. The program is based on achievement of annual performance targets that are established near the beginning of each year, and are subject to adjustment as the Compensation Committee deems appropriate. The Company’s targets and objectives consist of annual operating, strategic and financial goals that, in turn, further our long-term business objectives and build stockholder value. Final calculation of the Company’s performance and determination and payment of the awards is made as soon as is practicable after completion of the Company’s fiscal year.
The 2014 incentive bonus program for our named executive officers consisted of three components related to the achievement of certain non-GAAP (explained below) operating metrics set forth in the Company’s 2014 operating plan. These operating metrics are considered critical company performance objectives, and therefore, the selection of these objectives was made to align incentives with our business and strategic plans and further motivate management to achieve these metrics. Specifically, the three components of bonus achievement under the 2014 incentive bonus program were as follows: 50% of the target bonus amount related to the achievement of targeted revenues of $192.2 million, 25% related to the achievement of targeted operating income of $2.1 million, and 25% related to the achievement of targeted operating cash flow of $17.9 million. Non-GAAP operating results are determined by excluding certain non-recurring and non-cash items from actual financial results prepared under U.S. Generally Accepted Accounting Principles (“GAAP”). Generally, non-GAAP measures used by the Compensation Committee exclude the impact of significant non-cash and/or non-recurring items, such as stock-based compensation expense, legal settlements and the impact of significant legal expenses related to legal matters. Specifically, for 2014, the Committee excluded non-cash stock-based compensation expense from non-GAAP operating income.
For 2014, annual cash bonuses were to be paid at 100% of target if operating metrics were achieved, and would be paid on a sliding scale (determined separately for each metric) from 50% (at threshold) to 150% (at maximum) of target if the actual results achieved were higher or lower than the target. No bonus payout would be earned for any individual operating metric where performance was below the threshold level. In the event of any over- or under-achievement between performance thresholds, straight-line interpolation is applied. The 2014 threshold, target and maximum performance levels applicable to each of the three financial performance metrics, and the corresponding bonus award levels, were as follows:

	Performance Level as % of Target	Award Level as % of Target
Threshold	90%	50%
Target	100%	100%
Maximum	110%	150%
Per the terms of their respective employment agreements, Dr. Fink was eligible to earn a target bonus of 100% of his base salary (pro-rated for the period of his employment during 2014), Mr. Warwick was eligible to earn a target bonus of 60% of his base salary, and Mr. Royal was eligible to earn a target bonus of 50% of his base salary.
For 2014, the Company achieved revenues of $186.6 million and operating cash flow of $8.9 million. After applying adjustments to arrive at non-GAAP operating income as described above, the Compensation Committee determined 2014 non-GAAP operating income of $2.5 million. These measurements resulted in achievement of the performance objectives at 94% of targeted performance. Based on the application of the sliding scale described above, annual performance-based bonuses were paid to our named executive officers at 80% of the target bonuses, with Dr. Fink's bonus pro-rated for the period of his employment during 2014. The following table details the bonus payout percentages at the target and actual achievement levels, as well as the actual bonus paid out to each of our named executive officers under the 2014 incentive bonus program:

Named Executive Officers	Target Award as % of Base Salary	Award Earned as % of Target	Incentive Bonus Earned ($)
Franz Fink	100%	80%	266,667
John Warwick	60%	80%	182,400
Kevin S. Royal	50%	80%	138,447
In addition to the performance-based bonuses noted above, in May 2014 the Compensation Committee approved a one-time cash bonus of $200,000 for Mr. Warwick in recognition of the services he performed as interim President and Chief Executive Officer from January through May 2014.
Equity Incentive Awards. Stock awards are intended to create an opportunity for employees of the Company to acquire an equity ownership interest in the Company and are our primary form of long-term incentive compensation. An effective equity component within total compensation maintains an alignment between the interests of executive officers and stockholders by allowing executives to participate in the long-term appreciation of our stockholder value, while reducing the economic benefit of such awards in the event that we do not perform well. Additionally, our equity incentive awards provide an important retention tool, as they are generally subject to multi-year vesting conditions. Each year, the Compensation Committee grants stock awards to our named executive officers.
Time-based restricted stock units
In May 2014 the Committee granted time-based restricted stock units that vest annually over four years of continuous service. In May 2014, Mr. Warwick was granted 15,000 time-based restricted stock units and Mr. Royal was granted 10,000 time-based restricted share awards. In connection with the commencement of his employment in May 2014, Dr. Fink was granted 40,000 time-based restricted stock units. All of Mr. Warwick's time-based restricted stock units were forfeited upon his resignation from the Company effective September 30, 2014.
Performance-based restricted stock units
In October 2014 the Committee granted performance-based restricted stock units that vest contingent upon the Company achieving certain financial performance targets by December 31, 2016. With respect to the performance-based restricted stock, the actual number of performance shares earned will be a function of the extent to which the performance targets are achieved on or before December 31, 2016. These financial targets relate to the achievement of a specified annual revenue target, on which vesting of 50% of the performance share awards is contingent, and the achievement of a specified annual net income after tax target, calculated on a non-GAAP basis, on which vesting of the remaining 50% of the performance share awards is contingent. The financial goals for the performance shares are based on our 2016 financial projections and business plan. We consider our 2016 annual revenue and non-GAAP net income after tax targets to be confidential and revealing specific objectives at this time would provide competitors and other third parties with insights into the Company’s confidential business plans and longer-term strategies, thereby causing competitive harm.
At the time of grant, the Committee believed these financial targets could be attained by the end of the three-year performance period based on the expected growth trajectory of the Company, along with focused efforts by our executive officers in the absence of significant changes in economic conditions. Non-GAAP financial results exclude certain items, including non-cash stock-based compensation expense, and other non-cash or non-recurring items. The performance-based restricted stock units will be earned at 100% of the target number of shares if the applicable financial metrics (discussed above) are achieved at the target level, and will be paid on a sliding scale from zero to 200% of target if the actual results achieved are higher or lower than the target. In the event of any over- or under-achievement, straight-line interpolation is applied. However, no shares will vest in the event of underachievement below the floor of 80% of each of the operating metrics. The threshold, target and maximum performance levels applicable to each of the three financial performance metrics, and the corresponding performance share award levels, were as follows:

	Performance Level as % of Target	Award Level as % of Target
Threshold	80%	50%
Target	100%	100%
Maximum	110%	200%
In October 2014, Dr. Fink and Mr. Royal were granted 40,000 and 10,000 performance-based restricted stock units, respectively, at target. The number of restricted stock units earned for performance at the threshold, target and maximum achievement levels is summarized in the following table:

Named Executive Officers	Threshold Shares (#)	Target Shares (#)	Maximum Shares (#)
Franz Fink	20,000	40,000	80,000
Kevin S. Royal	5,000	10,000	20,000
Market-condition restricted stock units
In May 2014, the Committee granted market-condition restricted stock units that vest based on the Company’s common stock having a closing price per share of at least $30 for sixty consecutive business days during the three-year period from the date of grant and continuous employment with the Company over that duration of time. Mr. Warwick was granted 20,000 market-condition restricted stock units with vesting tied to the Company's common stock performance and continuous employment through April 2017. Mr. Warwick resigned from the Company effective September 30, 2014, and all of the market-condition restricted stock units were forfeited and canceled. In connection with the commencement of his employment in May 2014, Dr. Fink was granted 50,000 market-condition stock units with vesting tied to the Company's common stock performance and continuous employment through April 2017.
Severance, Change in Control and Other Post-Employment Programs. With respect to stock options and restricted stock awards, the Company has provided for the acceleration of vesting for certain executive officers upon the occurrence of certain events, including termination of employment due to death or disability, a change in control, or, termination without cause or resignation following certain triggering events after a change in control of the Company. The Compensation Committee believes that these accelerated vesting provisions are necessary to provide a competitive compensation package, and to keep executives focused on their responsibilities during uncertain times caused by a potential change in control. The agreements between the Company and its named executive officers are described more fully in the sections entitled “Employment Agreements” and “Potential Payments Upon Termination or Change in Control” discussed below.
In 2014, the Compensation Committee did not make any changes to the executive officers’ severance or change in control-related compensation.
Perquisites. The Company generally does not provide its executives with perquisites that are not available to all Company employees, other than certain car and housing allowances. In 2014, the Company provided a car allowance to Messrs. Fink, Warwick, and Royal. In addition, the Company provided Messrs. Fink and Warwick with a cash reimbursement of certain housing costs. The amounts of these benefits are detailed in the Summary Compensation Table below.
Certain Corporate Governance Considerations
We currently do not require our executive officers to own a particular number of shares of our common stock. The Compensation Committee is satisfied that stock and option holdings among our executive officers are sufficient at this time to provide motivation and to align their interests with those of our stockholders. However, we prohibit all directors and employees from hedging their economic interest in the Company securities that they hold.
In February 2015, our Board of Directors adopted an executive compensation clawback policy pursuant to which the Company may claw back incentive cash and equity compensation if an executive, including an executive officer, engages in fraud, willful misconduct, or gross negligence that caused or otherwise contributed to the need for a material restatement of the

Company’s financial results. In such an event, the Committee will review all annual and long-term incentives, whether in cash or stock, paid to executives when the performance measurement period includes periods affected by the restatement. If the Committee determines that any such compensation would not have been paid or paid at a lower amount, the Committee may, within 12 months of the restatement and to the fullest extent permitted by law, require the executive to reimburse the Company for all or any portion of any incentive compensation. The clawback policy does not apply to restatements that the Board determines are required or permitted under GAAP in connection with the adoption of a new accounting standard, or by the Company’s decision to change its accounting practice as permitted by applicable law. When final rules are adopted by the Securities and Exchange Commission, we intend to review our policy and amend it if necessary to comply with the final rules.
Tax Considerations
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and each of our three most highly paid executive officers (excluding under current rules our Chief Financial Officer). There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. To qualify for the exception, our stockholders approved the material terms of our 2005 Omnibus Equity Incentive Plan at the 2010 Annual Meeting, and the material terms of our 2013 Omnibus Equity Incentive Plan at the 2013 Annual Meeting. We anticipate that any compensation deemed paid to an executive officer in connection with the exercise of options will qualify as performance-based compensation, and should not be subject to the $1 million deduction limitation. Accordingly, all compensation deemed paid with respect to such options should remain deductible by the Company without limitation under Section 162(m). Restricted stock awards that vest solely on length-of-service conditions are not considered performance-based under Section 162(m) and, therefore, are subject to the $1 million deduction limitation. However, performance share awards may qualify for the exemption if they are earned based on stockholder-approved performance metrics and the awards are otherwise administered in accordance with the Section 162(m) requirements. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible and retains discretion to award compensation that exceeds the $1 million deduction limitation and may not be fully deductible. Compensation paid to all named executive officers covered by the Section 162(m) deduction rule did not exceed the $1 million deduction limitation in 2014.
COMPENSATION COMMITTEE REPORT (1)
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the following members of the Compensation Committee:
Mark Rossi (Chairperson)
Robert Guyett
Yon Yoon Jorden
David Schlotterbeck

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Maxwell under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2014 SUMMARY COMPENSATION TABLE
The following table sets forth all of the compensation awarded to, earned by, or paid to the Company’s named executive officers, which include our chief executive officer and our chief financial officer, and our former chief operating officer, in 2014, 2013 and 2012.

Name and Principal Position	Year	Salary (2) ($)	Bonus (3) ($)	Stock Awards (4) ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensation (5) ($)	All Other Compensation ($)		Total ($)
Franz Fink, Ph.D. (1) President, Chief Executive Officer and Director	2014	321,154	—	1,756,100	—	266,666	39,870	(6)	2,383,790

Kevin S. Royal (1) Senior Vice President, Chief Financial Officer, Treasurer and Secretary	2014	344,452	—	267,200	—	182,400	44,445	(7)	838,497
	2013	332,900	—	290,600	—	117,044	43,900	(7)	784,444
	2012	321,800	—	308,000	—	—	40,300	(7)	670,100
John Warwick (1) Former Senior Vice President and Chief Operating Officer, and Former Interim President and Chief Executive Officer	2014	341,994	200,000	555,450	—	138,447	134,707	(8)	1,370,598
	2013	182,800	—	571,250	279,000	88,200	19,400	(8)	1,140,650
 __________

(1)
Dr. Fink joined Maxwell as President and Chief Executive Officer, and was appointed a director in May 2014, therefore his 2014 compensation in the table above reflects only a partial year. Mr. Warwick joined the Company in June 2013 and resigned from the Company effective September 30, 2014, therefore his 2013 and 2014 compensation in the table above reflects only a partial year. Mr. Royal joined Maxwell as Senior Vice President, Chief Financial Officer, Treasurer and Secretary in April 2009.

(2)	The amount of salary for each of our executive officers reflects that 2014, 2013 and 2012 each contained 26 biweekly pay periods.

(3)	The amount in this column reflects a discretionary bonus awarded to Mr. Warwick in 2014 for his services as interim President and Chief Executive Officer.

(4)
The amounts in these columns represent the grant date fair value of the entire equity award in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic No. 718, without regard to estimated forfeitures. See Note 8 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 12, 2015 for a discussion of all assumptions made by the Company in determining the values of its equity awards. The restricted stock awarded to Mr. Warwick and his unvested option awards were canceled upon his resignation on September 30, 2014.

(5)
The amounts in this column reflect annual incentive bonus awards earned in the year reported by the named executive officers under our annual bonus plan, although the actual cash payment occurs in the subsequent year.

(6)	For 2014, this amount includes $10,461 in car allowance, $10,368 in health and welfare benefits, and $19,041 in housing and relocation reimbursements.

(7)
For 2014 this amount includes $16,000 in car allowance, $21,988 in health and welfare benefits and $6,457 in 401(k) matching contributions. For 2013, this amount includes $16,000 in car allowance, $20,200 in health and welfare benefits and $7,700 in 401(k) matching contributions. For 2012, this amount includes $16,000 in car allowance, $18,500 in health and welfare benefits and $5,800 in 401(k) matching contribution.

(8)
For 2014, this amount includes $95,001 in termination pay, $12,308 in car allowance, $18,211 in health and welfare benefits and $9,187 in housing reimbursements. For 2013, this amount includes $8,300 in car allowance and $11,100 paid in health and welfare benefits.

2014 GRANTS OF PLAN-BASED AWARDS
The following table sets forth each non-equity incentive plan award and each equity award granted to the Company’s named executive officers during fiscal year 2014.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		Grant Date Fair Value of Stock and Option Awards ($) (3)
		Target ($)	Maximum ($)	Target (#)	Maximum (#)
Franz Fink (1)	May 1, 2014	333,333	666,667	90,000	90,000	1,322,100
	October 29, 2014			40,000	80,000	434,000
Kevin S. Royal	May 5, 2014	173,058	259,587	20,000	40,000	267,200
	October 29, 2014			10,000	20,000	108,500
John Warwick (2)	May 5, 2014	190,000	285,000	35,000	35,000	275,450
__________
(1) Dr. Fink's Non-Equity Incentive Plan award for 2014 was pro-rated for his period of employment in 2014.
(2) Mr. Warwick resigned from the Company on September 30, 2014. The shares awarded to him on May 5, 2014 were cancelled in connection with his resignation.
(3) Grant date fair value of stock and option awards is calculated based upon target award payouts.
OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END
The following table sets forth information regarding each unexercised option and all unvested restricted stock held by each of our named executive officers as of December 31, 2014.

	Option Awards					Restricted Stock Awards
Name	Number of Securities Underlying Vested Unexercised Options (#)		Number of Securities Underlying Unvested Unexercised Options (#) (1)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (11) ($)
	Exercisable		Unexercisable
Franz Fink	—		—	$—	—	90,000	(2)	820,800
	—		—	$—	—	40,000	(3)	364,800
Kevin S. Royal	100,000	(9)	—	$8.26	4/20/2019	—		—
	—		—	—	—	10,000	(4)	91,200
	—		—	—	—	10,000	(3)	91,200
	—		—	—	—	24,036	(6)	219,208
	—		—	—	—	11,284	(7)	102,910
	—		—	—	—	1,779	(8)	16,224
John Warwick	18,750	(10)	—	$6.80	3/31/2015	—	(5)	—
_____________

(1)
All stock options held by our named executive officers will vest in full following involuntary termination or resignation following the occurrence of certain triggering events within a specified period following a change in control of the Company. Upon a change in control of the Company, certain restricted shares held by our named executive officers will vest in full, regardless of whether the named executive officer terminates or resigns following a triggering event. These provisions are described in greater detail in “Potential Payments upon Termination or Change in Control” discussed below.

(2)
In May 2014, Dr. Fink was granted 90,000 restricted stock unit awards, of which 40,000 were service-based restricted stock units vesting in equal installments over four years of continuous service and 50,000 were market-condition restricted stock units vesting upon the achievement of certain stock price thresholds and the completion of three years of continuous employment from the date of grant.

(3)
In October 2014, Dr. Fink and Mr. Royal were granted 40,000 and 10,000 restricted stock awards, respectively, with vesting contingent upon the Company achieving certain financial targets within the next three fiscal years. Specifically, these financial targets relate to the achievement of a specified revenue target on which vesting of 50% of the shares is contingent, and the achievement of specified net profit after tax target, calculated on a non-GAAP basis, on which vesting of the remaining 50% of the shares is contingent. The performance-based awards will be earned at 100% of the target number of shares if the applicable financial metrics are achieved at the target level, and will be paid on a sliding scale from zero to 200% of target if the actual results achieved are higher or lower than the target.

(4)	In May 2014, Mr. Royal was granted 10,000 restricted stock awards which vest over a period of four years of continuous service.

(5)
In May 2014, Mr. Warwick was granted 35,000 restricted stock awards. 20,000 of Mr. Warwick's awards were service-based restricted stock units vesting in equal installments over four years of continuous service and 50,000 were market-condition restricted stock units vesting upon the achievement of certain stock price thresholds and the completion of three years of continuous employment from the date of grant. All of Mr Warwick's awards granted in 2014 were forfeited upon his resignation in September 2014.

(6)
In February 2013, Mr. Royal was granted 27,470 restricted shares with 50% of the shares vesting over a period of four years of continuous service, and 50% contingent upon the Company achieving certain financial targets within the next three fiscal years. Specifically, these financial targets relate to the achievement of a specified revenue target on which vesting of 25% of the shares is contingent, and the achievement of a specified net profit after tax target, calculated on a non-GAAP basis, on which vesting of the remaining 25% of the shares is contingent. The performance-based awards will be earned at 100% of the target number of shares if the applicable financial metrics are achieved at the target level, and will be paid on a sliding scale from zero to 200% of target if the actual results achieved are higher or lower than the target.

(7)
In February 2012, Mr. Royal was granted 15,046 restricted shares, with 50% of the shares vesting over a period of four years of continuous service, and 50% contingent upon the Company achieving certain financial targets within the next three fiscal years. Specifically, these financial targets relate to the achievement of a specified revenue target on which vesting of 25% of the shares is contingent, and the achievement of a specified net profit after tax target, calculated on a non-GAAP basis, on which vesting of the remaining 25% of the shares is contingent. As of December 31, 2014, the vesting of these awards was considered to be unobtainable, but the award had not yet been canceled.

(8)
In February 2011, Mr. Royal was granted 12,453 restricted shares with 50% of the shares vesting over a period of four years of continuous service, and 50% contingent upon the Company achieving certain financial targets within the next three fiscal years. The shares related to achieving certain financial targets have since been canceled.

(9)
Mr. Royal was granted an option to purchase 100,000 shares of our common stock in April 2009 under our 2005 Omnibus Equity Incentive Plan. Sixty percent of the shares subject to the option vested in equal annual installments on the first and second anniversaries of the grant date and the remaining 40% vested in equal annual installments over the following two years.

(10)
Mr. Warwick resigned from the Company effective September 30, 2014, and all unvested awards were forfeited at that time. Mr. Warwick had 18,750 vested stock options that are exercisable through March 31, 2015.

(11)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing price of the Company common stock on December 31, 2014, which was $9.12. The actual value realized by the officer depends on whether the shares vest and the future performance of our common stock.

2014 OPTION EXERCISES AND STOCK VESTED
With respect to our named executive officers, the following table shows the stock options exercised and the number of shares of restricted stock that vested during fiscal year 2014.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Franz Fink	—	—	—	—
Kevin S. Royal	—	—	7,094	61,966
John Warwick (2)	—	—	7,813	67,895
_________

(1)
Value realized is based on the fair market value of our common stock on the date the restricted stock was released to the officer and does not necessarily reflect proceeds actually received by the officer.

(2)	Mr. Warwick resigned from the Company effective September 30, 2014.

EMPLOYMENT AGREEMENTS
Franz Fink
In April 2014, the Company entered into an Employment Agreement with Dr. Fink. The agreement provides for a base salary and an incentive bonus with a target amount of 100% of annual base salary for each fiscal year of the Company. Pursuant to the agreement, Dr. Fink will receive a series of restricted stock unit awards, as follows:

•	40,000 restricted stock unit awards that vest in equal annual installments over four years of continuous service;

•	40,000 restricted stock unit awards that vest based on the achievement of certain financial metrics to be established by the Compensation Committee of the Board; and

•
50,000 restricted stock unit awards that vest based on the Company’s common stock having a closing price per share of at least $30 for 60 consecutive business days during the period from May 1, 2015 through April 30, 2017, provided that Dr. Fink remains employed through April 30, 2017. This award is subject to acceleration upon a change in control in which the Company’s stockholders receive at least $30 per share in cash and stock consideration.

The Employment Agreement also provides for certain severance benefits. If Dr. Fink’s employment is terminated without cause, either more than 30 days prior to a change in control or more than 18 months after a change in control, he will receive payment of his base salary, target bonus, and reimbursement of a portion of COBRA health insurance premiums for a period of up to 12 months, as well as a pro-rated bonus based on actual achievement in the year of termination. In addition, if Dr. Fink’s employment is terminated without cause or should Dr. Fink resign his employment for good reason, either within 30 days prior to a change in control or within 18 months after a change of control, he will receive a lump sum payment equal to two times his base salary and target bonus, current year bonus paid at target, reimbursement of a portion of COBRA health insurance premiums for a period of up to 24 months, and waiver of service vesting conditions and deemed attainment at target of all performance-vested milestones under each outstanding equity award, except the market-condition award.

Kevin S. Royal
On March 17, 2015, Kevin S. Royal and the Company announced that he will step down from his position in 2015. In March 2009, the Company entered into an employment agreement with Mr. Royal. The agreement provides for a base salary and an incentive bonus with a target amount of 50% of his base salary. The actual amount of the bonus will be determined by our Board or our Compensation Committee. The agreement provides that if Mr. Royal’s service is terminated without cause, he will receive his monthly base salary for six months, at the rate in effect at the time of termination, and up to six months of health benefits. Pursuant to the agreement, Mr. Royal was granted an option to purchase 100,000 shares of the Company’s common stock and 40,000 restricted shares of the Company’s common stock. The options and half of the restricted shares vest over four years, so long as Mr. Royal is continuously employed by the Company; the balance of the restricted shares are subject to vesting based upon meeting various departmental or Company performance objectives and completion of one year of service. If the Company is subject to a change in control, all restricted shares will vest in full and if Mr. Royal is subject to an involuntary termination within six months of the change in control, all options will vest in full.

John Warwick
Effective as of September 30, 2014, Mr. Warwick resigned from his position as Chief Operating Officer. The Company and Mr. Warwick entered into a general release agreement which provided that the Company would continue to pay Mr. Warwick's base salary for a period of six months in an amount equal to $31,667 per month, paid in accordance with the Company’s normal payroll practices, as well as pay COBRA premiums on Mr. Warwick’s behalf in an amount equal to the monthly health premium the Company pays for active employees for up to six months. Under the terms of the Agreement, Mr. Warwick was eligible to earn his bonus under the Company’s 2014 cash bonus plan as if he was actively employed by the Company through the entire fiscal year. In addition, Mr. Warwick received an extension of the post-termination exercise period for his vested stock options, from 90 days following the date of his termination of employment, to six months following the date of his termination of employment. Finally Mr. Warwick received a lump sum cash payment of $5,994, representing an amount necessary to terminate Mr. Warwick’s real estate lease, plus an additional cash payment sufficient to put Mr. Warwick in the same position as would have been the case had no taxes been applied to such amount. The stock awards granted to Mr. Warwick in May 2014 were forfeited and cancelled on the date of his resignation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Franz Fink
Pursuant to his employment agreement, if Dr. Fink’s employment is terminated without cause, either more than 30 days prior to a change in control or more than 18 months after a change in control, he will receive payment of his base salary, target bonus, and the Company will pay the equivalent of the employer’s contribution for health benefits for up to 12 months, as well as his target bonus based on actual achievement and pro-rated based on the number of days employed in the year of termination. In addition, if Dr. Fink’s employment is terminated without cause or should Dr. Fink resign his employment for good reason, either within 30 days prior to a change in control or within 18 months after a change of control, he will receive a lump sum payment equal to two times his base salary and target bonus, current year bonus paid at target pro-rated based on the number of days employed in the year of termination, the equivalent of the employer’s contribution for health benefits for up to 24 months, and waiver of service vesting conditions and deemed attainment at target of all performance-vested milestones under each outstanding equity award, except the market-condition award which will only vest if the market-condition price target has been met.
Kevin S. Royal
On March 17, 2015, Mr. Royal and the Company announced that he will step down from his position in 2015. The terms of departure had not been finalized at the time of printing of these proxy materials. Mr. Royal has agreed to remain active in his current role until a successor is named and an effective transition is planned and initiated.
Pursuant to his employment agreement, if Mr. Royal’s employment is terminated without cause he will continue to receive his base salary for a period of six months and the Company will pay the equivalent of the employer’s contribution for health benefits for up to six months. If Mr. Royal’s employment terminates due to death or disability, all restricted shares granted to Mr. Royal will become fully vested. If the Company is subject to a change in control, all time-based and performance-based restricted shares will vest in full. However, for the performance-based shares granted in October 2014, acceleration of vesting for this award only occurs upon involuntary termination following a change in control.
Estimated Payments and Benefits
The following table describes the potential payments and benefits upon termination of each of our named executive officer’s employment before or after a change in control of the Company described above, as if each officer’s employment terminated as of December 31, 2014, the last business day of the 2014 fiscal year.

Name	Benefit	Voluntary Resignation / Termination for Cause ($)	Termination without Cause Prior to Change in Control ($)	Termination due to Death or Disability ($)	Termination without Cause or Resignation following a Trigger Event after a Change in Control ($)	Change in Control (no termination of employment) ($)

Franz Fink	Severance (1)	—	1,000,000	1,000,000	2,000,000	—
	Bonus (2)	—	266,667	266,667	333,333	—
	Restricted Stock Acceleration (3)	—	—	364,800	364,800	—
	Health and Welfare (4)	—	15,606	15,606	15,606	—
	Vacation Payout (1)	34,944	34,944	34,944	34,944	—
	Total Value	34,944	1,317,217	1,682,017	2,748,683	—

Kevin S. Royal	Severance (1)	—	173,059	173,059	173,059	—
	Restricted Stock Acceleration (3)	—	—	520,743	520,743	429,543
	Health and Welfare (4)	—	11,023	11,023	11,023	—
	Vacation Payout (1)	99,841	99,841	99,841	99,841	—
	Total Value	99,841	283,923	804,666	804,666	429,543

 ____________

(1)
For purposes of valuing the severance and vacation payments in the table above, the computation is based on each executive’s base salary in effect at the end of 2014 and the number of accrued but unused vacation days at the end of 2014. Additionally, Dr. Fink's severance payment includes 100% of his target bonus for the year of termination. In addition, if Dr. Fink’s employment is terminated without cause or should Dr. Fink resign his employment for good reason, either within 30 days prior to a change in control or within 18 months after a change of control, he will receive a lump sum payment equal to two times his base salary and target bonus.

(2)
The value of the bonus shown in the table above was calculated based on the assumption that the officer’s employment termination and the change in control (if applicable) occurred on December 31, 2014. The value of the bonus is pro-rated based upon the number of days employed in the year of termination and based on actual achievement unless the termination is in connection with a change in control in which 100% of the target bonus would be due.

(3)
The value of restricted stock acceleration shown in the table above was calculated based on the assumption that the officer’s employment and the change in control (if applicable) occurred on December 31, 2014. The value of the restricted stock acceleration was calculated by multiplying the applicable number of unvested shares subject to each restricted stock grant by the closing sales price of the Company’s common stock on December 31, 2014.

(4)
Amounts reflect the current cost to the Company of the individual’s health and welfare benefits per year, which was then multiplied by the applicable multiple pursuant to the change in control provisions set forth in each individual executive’s employment agreement.

SECURITIES RESERVED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2014.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	923,812	(1)	$9.00	1,825,115	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	923,812		$9.00	1,825,115
 __________

(1)	Includes 672,011 stock options and 223,891 restricted stock units outstanding.

(2)	Includes 474,748 shares available for future issuance under the 2004 Employee Stock Purchase Plan and 1,350,367 shares available for future issuance under the 2013 Omnibus Equity Incentive Plan.
RELATED PARTY TRANSACTIONS
In accordance with the Charter of the Audit Committee as approved by the Board of Directors of Maxwell, the Audit Committee shall act on behalf of the Board and review and approve all related party transactions (as defined in Section 404 of Regulation S-K) involving the Company. Since the beginning of the Company's last fiscal year, no related party transactions were approved by the Audit Committee.

OTHER BUSINESS
The Board does not intend to present any other business at the Annual Meeting and knows of no other matters which will be presented at the Annual Meeting.
INCORPORATION BY REFERENCE
The rules of the SEC allow the Company to “incorporate by reference” certain information into this Proxy Statement, which means that the Company can disclose important information to you by referring you to another document the Company is providing to you. This Proxy Statement incorporates by reference the consolidated financial statements and the notes related thereto contained in the Company’s 2014 Annual Report on Form 10-K, a copy of which is being furnished to you with this Proxy Statement. Copies of all documents incorporated by reference may be obtained by written request of the Company’s Corporate Secretary at Maxwell Technologies, Inc., 3888 Calle Fortunada, San Diego, California 92123.
By Order of the Board of Directors,

Kevin S. Royal
Secretary
April 10, 2015
San Diego, California
YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. YOU ARE ENCOURAGED TO VOTE BY INTERNET.

Appendix A

CERTIFICATE OF AMENDMENT
OF
Maxwell Technologies, Inc.
2013 Omnibus Equity Incentive Plan

ARTICLE 1.	INTRODUCTION
1.1Successor and Continuation of Predecessor Plans. The Plan is intended as the successor to and continuation of the Amended and Restated Maxwell Technologies, Inc. 1995 Stock Option Plan and the Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan (together, the “Predecessor Plans”). Following the effective date of this Plan, no additional stock awards shall be granted under the Predecessor Plans. All outstanding stock awards granted under the Predecessor Plans shall remain subject to the terms of the Predecessor Plans. All Stock Awards granted subsequent to the effective date of this Plan shall be subject to the terms of this Plan.
1.2Purpose. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Service Providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute ISOs or NSOs), SARs, Restricted Shares, Stock Units and Performance Cash Awards.
1.3Effective Date. The Board adopted the Plan contingent upon its approval by the Company’s stockholders at the 2013 Annual Meeting of Stockholders (such date, the “Effective Date”).

ARTICLE 2.	ADMINISTRATION
2.1General. The Plan may be administered by the Board or one or more Committees. Each Committee shall have the authority and be responsible for such functions as have been assigned to it.
2.2Section 162(m). To the extent an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Code Section 162(m).
2.3Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.
2.4Powers of Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) determine whether and to what extent any Performance Goals have been attained, (d) interpret the Plan and Awards granted under the Plan, (e) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan.
2.5No Cancel/Re-Grant or Repricings of Stock Awards. Except in connection with an adjustment under Article 9, neither the Board nor any Committee shall have the authority to: (a) reprice any outstanding Stock Awards under the Plan or the Predecessor Plans, or (b) cancel and re-grant any outstanding Stock Awards under the Plan or the Predecessor Plans, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event. Except in connection with an adjustment under Article 9, the terms of outstanding Stock Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards, or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

2.6Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.
2.7Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

ARTICLE 3.	SHARES AVAILABLE FOR GRANTS
3.1Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) 2,500,000 Common Shares, plus (b) the number of Common Shares reserved under the Predecessor Plans that are not issued or subject to outstanding awards under the Predecessor Plans on the Effective Date, (c) the number of Common Shares subject to outstanding awards under the Predecessor Plans on the Effective Date that subsequently expire, lapse unexercised, or are forfeited, and Common Shares issued pursuant to awards granted under the Predecessor Plans that are outstanding on the Effective Date and that are subsequently forfeited to or repurchased by the Company, and (d) the additional Common Shares described in Sections 3.2 and 3.4; provided, however, that no more than 2,207,298 Common Shares, in the aggregate, shall be added to the Plan pursuant to clauses (b) and (c). The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The numerical limitations in this Section 3.1 shall be subject to adjustment pursuant to Article 9.
3.2Shares Returned to Reserve. To the extent that Options, SARs or Stock Units granted under this Plan or under the Predecessor Plans are forfeited or expire for any other reason before being exercised or settled in full, the Common Shares subject to such Options, SARs or Stock Units shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason prior to the shares having become vested, then such Common Shares shall again become available for issuance under the Plan. To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.
3.3Shares Not Returned to Reserve. If the Exercise Price of any Option or SAR is satisfied by tendering Common Shares held by the Participant (either by actual delivery or attestation), then the number of shares subject to such Stock Awards so tendered or otherwise not delivered to the Participant in connection with such exercise shall not remain available for subsequent issuance under the Plan. If Stock Units are settled, then the number of Common Shares issued to the Participant in settlement of such Stock Units shall not remain available for subsequent issuance under the Plan. Common Shares applied to satisfy tax withholding obligations related to any Stock Award shall not again become available for issuance under the Plan.
3.4Stock Awards Not Reducing Share Reserve. In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Section 3.1, nor shall shares subject to Substitute Awards again be available for Stock Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.
3.5Participant Limits. Subject to adjustment in accordance with Article 9:
(a)The aggregate number of Common Shares subject to Options and SARs that may be granted under this Plan during any calendar year to any one Participant shall not exceed 250,000, except that the Company may grant to a new Employee in the calendar year in which his or her Service as an Employee first commences Options and/or SARs that cover (in the aggregate) up to 500,000 Common Shares;
(b)The aggregate number of Common Shares subject to Restricted Share awards and Stock Units that may be granted under this Plan during any calendar year to any one Participant shall not exceed 250,000;
(c)No Participant who serves as an Outside Director may receive Stock Awards covering more than 30,000 Common Shares in any calendar year, except that an Outside Director may receive Stock Awards covering 60,000 Common Shares in the calendar year in which he or she was initially appointed to the Board.
(d)No Participant shall be paid more than $2,500,000 in cash in any calendar year pursuant to Performance Cash Awards granted under the Plan; and
(e)No more than 2,207,298 Common Shares plus the additional Common Shares described in Section 3.2 may be issued under the Plan upon the exercise of ISOs.
(f)The limits described above in Sections 3.5(a), 3.5(b), and 3.5(d) are cumulative for each Participant.

ARTICLE 4.	ELIGIBILITY
4.1Incentive Stock Options. Only Employees who are common law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.
4.2Other Awards. Awards other than ISOs may only be granted to Service Providers. Special tax considerations apply with respect to Options and SARs granted to Service Providers of a Parent.

ARTICLE 5.	OPTIONS
5.1Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
5.2Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.
5.3Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).
5.4Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated vesting and/or exercisability in the event of death, disability, retirement, or a Change in Control, and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.
5.5Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.
5.6Modification of Options. Within the limitations of the Plan, the Administrator may modify or extend outstanding Options. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.
5.7Payment for Option Shares. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, allow the Optionee to satisfy payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:
(a)Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;
(b)By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;
(c)Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure;
(d)By delivering a full-recourse promissory note, on such terms approved by the Administrator; or
(e)Through any other form or method consistent with applicable laws, regulations and rules.

ARTICLE 6.	STOCK APPRECIATION RIGHTS
6.1SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.
6.2Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.
6.3Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to a SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.
6.4Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable. The SAR Agreement shall also specify the term of the SAR; provided that except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 10 years from the date of grant. A SAR Agreement may provide for accelerated vesting and exercisability in the event of death, disability, retirement, or a Change in Control, and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.
6.5Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.
6.6Death of Optionee. After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of his or her death may be exercised by his or her estate.
6.7Modification of SARs. Within the limitations of the Plan, the Administrator may modify or extend outstanding SARs. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, impair his or her rights or obligations under such SAR.

ARTICLE 7.	RESTRICTED SHARES
7.1Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.
7.2Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, full-recourse promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.
7.3Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Restricted Stock Agreement may provide for accelerated vesting in the event of death, disability, retirement, or a Change in Control.
7.4Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Stock Award with respect to which the dividends were paid. In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

ARTICLE 8.	STOCK UNITS
8.1Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.
8.2Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
8.3Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Stock Unit Agreement may provide for accelerated vesting in the event of death, disability, retirement, or a Change in Control.
8.4Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on the shares subject to the Stock Units while the Award is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Stock Units to which they attach.
8.5Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Administrator. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors, including Performance Goals. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units shall be settled in such manner and at such time(s) as specified in the Stock Unit Agreement. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 9.
8.6Death of Recipient. Any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.
8.7Modification or Assumption of Stock Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (whether granted by the Company or by another issuer) in return for the grant of new Stock Units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.
8.8Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 9.	ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS
9.1Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding proportionate adjustments shall automatically be made in each of the following:
(a)The number and kind of shares available for issuance under Article 3, including the numerical share limits in Sections 3.1 and 3.5;
(b)The number and kind of shares covered by each outstanding Option, SAR and Stock Unit; and
(c)The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Any adjustment in the number of and kind of shares subject to an Award under this Section 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.
9.2Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
9.3Corporate Transactions. In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Section 14.6(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator shall include (without limitation) one or more of the following with respect to each outstanding Award:
(a)The continuation of such outstanding Award by the Company (if the Company is the surviving entity);
(b)The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option or a SAR shall comply with applicable tax requirements;
(c)The substitution by the surviving entity or its parent of an equivalent award for the outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or a SAR shall comply with applicable tax requirements;
(d)The cancellation of outstanding Options and SARs without payment of any consideration. The Optionees shall be able to exercise such Options and SARs (to the extent the Options and SARs are vested or become vested as of the effective date of the transaction) during a period of not less than five full business days preceding the closing date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs. Any exercise of such Options and SARs during such period may be contingent on the closing of the transaction;
(e)Full exercisability of outstanding Options and SARs and full vesting of the Common Shares subject to Options and SARs, followed by cancellation of such Options and SARs. The full exercisability of such Options and SARs and full vesting of such Common Shares may be contingent on the closing of the transaction. The Optionees shall be able to exercise such Options and SARs during a period of not less than five full business days preceding the closing date of such transaction, unless (i) a shorter period is required to permit a timely closing of such transaction and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs. Any exercise of such Options and SARs during such period may be contingent on the closing of such transaction;
(f)The cancellation of the Options and SARs and a payment to the Optionee with respect to each Share subject to the portion of the Award that is vested as of the transaction date equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (B) the per-share Exercise Price of the Option or SAR (such excess, the “Spread”).  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread.  In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares, but only to the extent the application of such provisions does not adversely affect the status of the Option or SAR as exempt from Code Section 409A.  If the Spread applicable to an Option or SAR is zero or a negative number, then the Option or SAR may be cancelled without making a payment to the Optionee;
(g)The cancellation of outstanding Stock Units and a payment to the holder thereof with respect to each Common Share subject to the Stock Unit equal to the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction (the “Transaction Value”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Transaction Value. In addition, such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares. In the event that a Stock Unit is subject to Code Section 409A, the payment described in this clause (g) shall be made on the settlement date specified in the applicable Stock Unit Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4); or
(h)The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.
For avoidance of doubt, the Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the transaction, or in connection with a termination of the Participant’s Service following a transaction.
Any action taken under this Section 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

ARTICLE 10.	OTHER AWARDS
10.1Performance Cash Awards. A Performance Cash Award is a cash award that may be granted subject to the attainment of specified Performance Goals during a Performance Period. A Performance Cash Award may also require the completion of a specified period of continuous Service. The length of the Performance Period, the Performance Goals to be attained during the Performance Period, and the degree to which the Performance Goals have been attained shall be determined conclusively by the Administrator. Each Performance Cash Award shall be set forth in a written agreement or in a resolution duly adopted by the Administrator which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of various Performance Cash Awards need not be identical.
10.2Awards Under Other Plans. The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11.	LIMITATION ON RIGHTS
11.1Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).
11.2Stockholders’ Rights. Except as set forth in Section 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.
11.3Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.
11.4Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution. An ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.
11.5Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

ARTICLE 12.	TAXES
12.1General. As a condition to the grant and acceptance of an Award under the Plan, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.
12.2Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.
12.3Section 162(m) Matters. The Administrator, in its sole discretion, may determine whether an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m). The Administrator may grant Awards that are based on Performance Goals but that are not intended to qualify as performance-based compensation. With respect to any Award that is intended to qualify as performance-based compensation, the Administrator shall designate the Performance Goal(s) applicable to, and the formula for calculating the amount payable under, an Award within 90 days following commencement of the applicable Performance Period (or such earlier time as may be required under Code Section 162(m)), and in any event at a time when achievement of the applicable Performance Goal(s) remains substantially uncertain. Prior to the payment of any Award that is intended to constitute performance-based compensation, the Administrator shall certify in writing whether and the extent to which the Performance Goal(s) were achieved for such Performance Period. The Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable under an Award that is intended to constitute performance-based compensation.
12.4Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).
12.5Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 13.	FUTURE OF THE PLAN
13.1Term of the Plan. The Plan, as set forth herein, shall become effective on the Effective Date. The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 13.2, or (b) the 10th anniversary of the date adopted by the Board.
13.2Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.
13.3Stockholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. Stockholder approval shall be required for any amendment of the Plan that either (a) materially increases the number of Common Shares available for issuance under the Plan, (b) materially expands the class of individuals eligible to receive Awards under the Plan, (c) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which Common Shares may be issued or purchased under the Plan, (d) materially extends the term of the Plan, or (e) expands the types of Awards available for issuance under the Plan. In addition, an amendment to Section 2.5 is subject to approval by the Company’s stockholders. Finally, Section 162(m) of the Code may require that the Company’s stockholders approve the Performance Goals set forth on Appendix A not later than the first meeting of stockholders that occurs in the fifth year following the year in which the Company’s stockholders previously approved such criteria.

ARTICLE 14.	DEFINITIONS
14.1“Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.
14.2“Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
14.3“Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share, a Stock Unit, or a Performance Cash Award.
14.4“Award Agreement” means a Stock Option Agreement, a SAR Agreement, a Restricted Stock Agreement, a Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.
14.5“Board” means the Company’s Board of Directors, as constituted from time to time.
14.6“Change in Control” means:
(a)Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;
(b)The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(c)The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or
(d)Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.
14.7“Code” means the Internal Revenue Code of 1986, as amended.
14.8“Committee” means a committee of one or more members of the Board or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.
14.9“Common Share” means one share of the common stock of the Company.
14.10“Company” means Maxwell Technologies, Inc., a Delaware corporation.
14.11“Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act. Special tax considerations apply with respect to Options or SARs granted to Consultants of a Parent.
14.12“Employee” means a common‑law employee of the Company, a Parent, a Subsidiary or an Affiliate. Special tax considerations apply with respect to Options or SARs granted to Employees of a Parent.

14.13“Exchange Act” means the Securities Exchange Act of 1934, as amended.
14.14“Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.
14.15“Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are no longer traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons.
14.16“ISO” means an incentive stock option described in Code Section 422(b).
14.17“NSO” means a stock option not described in Code Sections 422 or 423.
14.18“Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.
14.19“Optionee” means an individual or estate holding an Option or SAR.
14.20“Outside Director” means a member of the Board who is not an Employee.
14.21“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
14.22“Participant” means an individual or estate holding an Award.
14.23“Performance Cash Award” means an award of cash granted under Section 10.1 of the Plan.
14.24“Performance Goal” means a goal established by the Administrator for the applicable Performance Period based on one or more of the performance criteria set forth in Appendix A. Depending on the performance criteria used, a Performance Goal may be expressed in terms of overall Company performance or the performance of a business unit, division, Subsidiary, Affiliate or an individual. A Performance Goal may be measured either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices. The Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary, unusual or non-recurring items, (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings, or (g) statutory adjustments to corporate tax rates; provided, however, that if an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), such adjustment(s) shall only be made to the extent consistent with Code Section 162(m).
14.25“Performance Period” means a period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to a Performance Cash Award or an Award of Restricted Shares or Stock Units that vests based on the achievement of Performance Goals. Performance Periods may be of varying and overlapping duration, at the discretion of the Administrator.
14.26“Plan” means this Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan, as amended from time to time.
14.27“Predecessor Plans” means the Amended and Restated Maxwell Technologies, Inc. 1995 Stock Option Plan and the Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan.
14.28“Restricted Share” means a Common Share awarded under the Plan.
14.29“Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.
14.30“SAR” means a stock appreciation right granted under the Plan.
14.31“SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.
14.32“Service” means service as an Employee, Outside Director or Consultant.
14.33“Service Provider” means any individual who is an Employee, Outside Director or Consultant.

14.34“Stock Award” means any award of an Option, a SAR, a Restricted Share, or a Stock Unit under the Plan.
14.35“Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.
14.36“Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.
14.37“Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.
14.38“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
14.39“Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, Awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company or any Affiliate or with which the Company or any Affiliate combines to the extent permitted by NASDAQ Marketplace Rule 5635 or any successor thereto.

Appendix A
Performance Criteria
The Administrator may establish Performance Goals derived from one or more of the following criteria when it makes Awards of Restricted Shares or Stock Units that vest entirely or in part on the basis of performance or when it makes Performance Cash Awards:

●	Revenue	●	Cash flow per Share
●	Gross profit	●	Return on equity
●	Operating expenses	●	Return on assets
●	Earnings before interest, taxes, depreciation and amortization (EBITDA);	●	Return on capital
●	Operating income	●	Growth in assets
●	Income from operations;	●	Economic value added
●	Income before income taxes and minority interests	●	Share price performance
●	Net income	●	Total stockholder return
●	Net income per diluted Share	●	Improvement or attainment of expense levels
●	A change in accounts receivable or inventory, or a change in another combination of assets and/or liabilities	●	Market share or market penetration
●	Cash flow	●	Business expansion, and/or acquisitions or divestitures
●
To the extent that an Award is not intended to comply with Code Section 162(m), other measures of performance selected by the Administrator, including any other corporate, strategic and/or individual performance goals.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, and Form 10-K are available at www.proxyvote.com.

MAXWELL TECHNOLOGIES, INC. This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders May 22, 2015 11:00 A.M. PDT

The stockholder(s) hereby appoint(s) Franz Fink and Kevin S. Royal, or either of them as proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MAXWELL TECHNOLOGIES, INC. that the stockholders(s) is/are entitled to vote at the Annual Meeting of Stockholders(s) to be held at 11:00 a.m., PDT on May 22, 2015, at the Courtyard Marriott Hotel located at 8651 Spectrum Center Boulevard, San Diego, California 92123, and any adjournment or postponement thereof.
 THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND “FOR” PROPOSALS 2, AND 3.
The proxies (or, if only one, then that one proxy) or their substitutes acting at the meeting may exercise all powers hereby conferred. The undersigned hereby revokes any prior proxy and ratifies and confirms all that the above-named proxies or their substitutes, and each of them, shall lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of the Notice of the 2015 Annual Meeting of Stockholders and accompanying Proxy Statement dated April 10, 2015.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

MAXWELL TECHNOLOGIES, INC. 3888 Calle Fortunada San Diego, CA 92123
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1	Election of Directors	☐	☐	☐
Nominees
01 Franz Fink 02 Roger Howsmon
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain
2	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.					☐	☐	☐
3	To approve an increase in the number of shares of Common Stock reserved for issuance under the 2013 Omnibus Equity Incentive Plan by 1,500,000.					☐	☐	☐
4	To approve, on an advisory basis, our named executive officer compensation.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)				☐
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date